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HERITAGE FINANCIAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 19, 2010

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Heritage Financial Corporation, we cordially invite you to attend the annual meeting of shareholders. The meeting will be held at 10:30 a.m., local time, on Wednesday, May 5, 2010 at the Phoenix Inn Suites, 417 Capitol Way N., Olympia, Washington. The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. In addition, we will report on our progress during the past year and address your questions and comments.

We encourage you to attend the meeting in person. Whether or not you plan to attend, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible. This will save us the additional expense of soliciting proxies and will ensure that your shares are represented at the annual meeting.

Your Board of Directors and management are committed to the continued success of Heritage Financial Corporation and the enhancement of your investment. As President and Chief Executive Officer, I want to express my appreciation for your confidence and support.

Sincerely,

Brian L. Vance
President and Chief Executive Officer

HERITAGE FINANCIAL CORPORATION

201 FIFTH AVENUE S.W.

OLYMPIA, WASHINGTON 98501

(360) 943-1500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 5, 2010

Notice is hereby given that the annual meeting of shareholders of Heritage Financial Corporation will be held at the Phoenix Inn Suites, 417 Capitol Way N., Olympia, Washington, on May 5, 2010 at 10:30 a.m., local time. A proxy card and a Proxy Statement for the annual meeting are enclosed.

The annual meeting is for the purpose of considering and voting on the following proposals:

Proposal 1.	Election of three directors of Heritage Financial Corporation for three-year terms;

Proposal 2.	Approval of an advisory (non-binding) vote on executive compensation;

Proposal 3.	Ratification of the appointment of KPMG LLP as Heritage Financial Corporation’s independent registered public accounting firm for the year ending December 31, 2010;

Proposal 4.	Amendment of the Articles of Incorporation to increase the authorized number of shares of common stock from 15,000,000 to 50,000,000 shares;

Proposal 5.	Adoption of the Heritage Financial Corporation 2010 Omnibus Equity Plan; and

Proposal 6.	A shareholder proposal, if properly presented at the annual meeting, to eliminate classification of terms of the Board of Directors to require that all directors stand for election annually.

Shareholders also will transact such other business as may properly come before the annual meeting, or any adjournment or postponement thereof. As of the date of this notice, we are not aware of any other business to come before the annual meeting.

The Board of Directors has fixed the close of business on March 8, 2010 as the record date for the annual meeting. This means that shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting and any adjournment thereof. To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and returning your enclosed proxy card, which is solicited on behalf of the Board of Directors, by following the instructions for voting by mail, or submit your proxy by following the instructions for voting by phone or on the Internet. The proxy will not be used if you attend and vote at the annual meeting in person. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

Kaylene M. Lahn
Secretary

Olympia, Washington

March 19, 2010

Important: The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the annual meeting. A pre-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

201 FIFTH AVENUE S.W.

OLYMPIA, WASHINGTON 98501

(360) 943-1500

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 5, 2010

The Board of Directors of Heritage Financial Corporation is using this Proxy Statement to solicit proxies from our shareholders for use at the annual meeting of shareholders. We are first mailing this Proxy Statement and the enclosed form of proxy to our shareholders on or about March 19, 2010.

The information provided in this Proxy Statement relates to Heritage Financial Corporation and its wholly-owned bank subsidiaries, Heritage Bank and Central Valley Bank. Heritage Financial Corporation may also be referred to as “Heritage” or the “Company.” All references in this Proxy Statement to “Heritage,” “we,” “us” and “our” or similar references mean Heritage Financial Corporation and its consolidated subsidiaries and all references to Heritage Financial Corporation means Heritage Financial Corporation excluding its subsidiaries, in each case unless otherwise expressly stated or the context requires otherwise.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

Our annual meeting will be held as follows:

Date:    May 5, 2010

Time:   10:30 a.m., local time

Place:   Phoenix Inn Suites, 417 Capitol Way N., Olympia, Washington

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1.	Election of three directors of Heritage Financial Corporation for three-year terms;

Proposal 2.	Approval of an advisory (non-binding) vote on executive compensation;

Proposal 3.	Ratification of the appointment of KPMG LLP as Heritage Financial Corporation’s independent registered public accounting firm for the year ending December 31, 2010;

Proposal 4.	Amendment of the Articles of Incorporation to increase the authorized number of shares of common stock from 15,000,000 to 50,000,000 shares;

Proposal 5.	Adoption of the Heritage Financial Corporation 2010 Omnibus Equity Plan; and

Proposal 6.	A shareholder proposal, if properly presented at the annual meeting, to eliminate classification of terms of the Board of Directors to require that all directors stand for election annually.

You also will transact any other business that may properly come before the annual meeting. As of the date of this Proxy Statement, we are not aware of any business to be presented for consideration at the annual meeting other than the matters described in this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 5, 2010

Our Proxy Statement and Annual Report to Shareholders are available at www.hf-wa.com/proxy. The following materials are available for review:

•	Proxy Statement;

•	Proxy Card;

•	Annual Report to Shareholders; and

•	Directions to attend the annual meeting, where you may vote in person.

Who is Entitled to Vote?

We have fixed the close of business on March 8, 2010, as the record date for shareholders entitled to notice of and to vote at our annual meeting. Only holders of record of Heritage’s common stock on that date are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of Heritage common stock you own. On March 8, 2010, there were              shares of Heritage common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. You are a shareholder of record if your shares of Heritage common stock are held in your name. If you are a beneficial owner of Heritage common stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions in the following question.

Shares of Heritage common stock can only be voted if the shareholder is present in person or by proxy at the annual meeting. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. You can always change your vote at the meeting if you are a shareholder of record.

Voting instructions are included on your proxy card. Shares of Heritage common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares “FOR” the election of each of management’s director nominees, “FOR” the approval of an advisory vote on executive compensation, “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010, “FOR” the amendment of the Articles of Incorporation to increase the authorized number of shares of common stock, “FOR” the adoption of the Heritage Financial Corporation 2010 Omnibus Equity Plan and “AGAINST” the shareholder proposal to eliminate classification of terms of the Board of Directors to require all directors stand for election annually. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children. In this case, you will receive three separate proxy cards to vote.

What if My Shares Are Held in “Street Name” by a Broker?

If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice. In the case of non-discretionary items, the shares not voted will be treated as “broker non-votes.” The proposals to elect directors and to adopt the 2010 Omnibus Equity Plan are considered non-discretionary items under the rules governing brokers that are members of the New York Stock Exchange; therefore, you must provide instructions to your broker in order to have your shares voted on these proposals.

If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership. If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How Will My Shares of Common Stock Held in the 401(k) Employee Stock Ownership Plan Be Voted?

We maintain a 401(k) employee stock ownership plan (“KSOP”) which owns 4.6% of Heritage’s common stock. Our employees participate in the KSOP. Each KSOP participant may instruct the trustee of the plan how to vote the shares of Heritage common stock allocated to his or her account under the KSOP by completing a vote authorization form. If a KSOP participant properly executes a vote authorization form, the KSOP trustee will vote the participant’s shares in accordance with the participant’s instructions. Unallocated shares of Heritage common stock held by the KSOP will be voted by the trustee in the same proportion as shares for which the trustee has received voting instructions. Allocated shares for which proper voting instructions are not received will be voted by the trustee as directed by the KSOP administrator. In order to give the trustee sufficient time to vote, all vote authorization forms, which are in the form of a proxy card, from KSOP participants must be received by the transfer agent on or before April 30, 2010.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of at least a majority of the shares of Heritage common stock entitled to vote at the annual meeting as of the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless a new record date for the meeting is set. An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of Heritage common stock. Accordingly, the three nominees for election as directors who receive the highest number of votes actually cast will be elected. Pursuant to our Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected. Our Board of Directors unanimously recommends that you vote “FOR” the election of each of its director nominees.

Vote Required to Approve Proposal 2: Advisory Vote on Executive Compensation

Approval of the advisory vote on executive compensation requires the affirmative vote of the majority of the votes cast, in person or by proxy, at the annual meeting by holders of Heritage common stock. Abstentions will have the effect of a vote against this proposal. Our Board of Directors unanimously recommends that you vote “FOR” the approval of the advisory vote on executive compensation.

Vote Required to Approve Proposal 3: Ratification of the Appointment of Our Independent Registered Public Accounting Firm

Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010, requires the affirmative vote of the majority of the votes cast, in person or by proxy, at the annual meeting by holders of Heritage common stock. Abstentions will have the effect of a vote against this proposal. Our Board of Directors unanimously recommends that you vote “FOR” the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010.

Vote Required to Approve Proposal 4: Proposed Amendment to the Articles of Incorporation to Increase the Authorized Number of Shares of Common Stock

The approval of the proposed Amendment to the Articles of Incorporation to increase the authorized number of shares of common stock requires the affirmative vote of a majority of the outstanding shares entitled to vote at the annual meeting by holders of Heritage common stock. Abstentions will have the same effect as a vote against the proposal. Our Board of Directors unanimously recommends that you vote “FOR” the amendment to the Articles of Incorporation to increase the authorized number of shares of common stock.

Vote Required to Approve Proposal 5: Adoption of the Heritage Financial Corporation 2010 Omnibus Equity Plan

The adoption of the Heritage Financial Corporation 2010 Omnibus Equity Plan requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting by holders of Heritage common stock. Abstentions will have the same effect as a vote against the proposal. Broker non-votes do not constitute votes cast and therefore will have no effect on the approval of the proposal. In determining the percentage of votes that have been affirmatively voted on this proposal, the affirmative votes will be measured against the aggregate votes for and against the proposal, plus the abstentions from voting on the proposal. Our Board of Directors unanimously recommends that you vote “FOR” the adoption of the Heritage Financial Corporation 2010 Omnibus Equity Plan.

Vote Required to Approve Proposal 6: Shareholder Proposal to Eliminate Classification of Terms of the Board of Directors to Require that all Directors Stand for Election Annually

This proposal requires the affirmative vote of the majority of shares cast, in person or by proxy, at the annual meeting by holders of Heritage common stock. Abstentions will have the effect of a vote against this proposal. Our Board of Directors unanimously recommends that you vote “AGAINST” the proposal to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date;

•	notifying the Secretary of Heritage in writing before the annual meeting that you have revoked your proxy; or

•	voting in person at the annual meeting.

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in “street name,” you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 8, 2010, information regarding share ownership of:

•

those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of Heritage’s common stock other than directors and executive officers;

•	each director and director nominee of Heritage;

•	each executive officer of Heritage named in the Summary Compensation Table appearing under “Executive Compensation” below (known as “named executive officers”); and

•	all current directors and executive officers of Heritage as a group.

Persons and groups who beneficially own in excess of five percent of Heritage’s common stock are required to file with the Securities and Exchange Commission (“SEC”), and provide a copy to Heritage, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934. To our knowledge, no other person or entity, other than the ones set forth below, beneficially owned more than five percent of the outstanding shares of Heritage’s common stock as of the close of business on the voting record date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting and/or investment power with respect to those shares. Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person’s percentage ownership. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of March 8, 2010, there were              shares of Heritage common stock outstanding.

Name	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding
Beneficial Owners of More Than 5% (Other than Directors and Executive Officers)
Wellington Management Company, LLP (1)	726,600	6.54%
75 State Street Boston Massachusetts 02108

Directors
Brian S. Charneski (2)	34,870	*
Gary B. Christensen (3)	52,941	*
John A. Clees (4)	86,227	*
Kimberly T. Ellwanger (5)	9,000	*
Peter N. Fluetsch (6)	36,505	*
Daryl D. Jensen (7)	179,234	1.61
Jeffrey S. Lyon (8)	27,268	*
Donald V. Rhodes (9)	361,115	3.25
Philip S. Weigand (10)	137,241	1.24

Named Executive Officers
D. Michael Broadhead (11)	71,347	*
Donald J. Hinson (12)	9,165	*
Gregory D. Patjens (13)	54,232	*
David A. Spurling (14)	30,664	*
Brian L. Vance (15)	209,459	1.89
Directors and Executive Officers of Heritage as a group (14 persons)	1,299,268	11.7	0%

*	Less than one percent of shares outstanding.
(1)	According to a Schedule 13G filed with the SEC on February 12, 2010, Wellington Management Company, LLP has shared voting power with respect to 692,200 shares and shared dispositive power with respect to 726,600 shares.
(2)	Includes 8,200 shares issuable upon exercise of options.
(3)	Includes 8,037 shares issuable upon exercise of options, 32,904 shares held jointly with his spouse and 12,000 shares owned by entities controlled by Mr. Christensen.
(4)	Includes 5,575 shares issuable upon exercise of options.
(5)	Includes 4,000 shares issuable upon exercise of options and 5,000 shares held jointly with her spouse.
(6)	Includes 4,025 shares issuable upon exercise of options and 32,480 shares held solely by his spouse.
(7)	Includes 10,662 shares issuable upon exercise of options.
(8)	Includes 8,200 shares issuable upon exercise of options and 3,000 shares held as custodian for a minor.
(9)	Includes 7,248 shares issuable upon exercise of options and vested shares in the KSOP.

(10)	Includes 8,200 shares issuable upon exercise of options, 15,960 shares held solely by his spouse and 49,920 shares held jointly with his spouse.
(11)	Includes 21,395 shares issuable upon exercise of options and vested shares in the KSOP.
(12)	Includes 4,040 shares issuable upon exercise of options and vested shares in the KSOP.
(13)	Includes 14,310 shares issuable upon exercise of options and vested shares in the KSOP.
(14)	Includes 13,910 shares issuable upon exercise of options and vested shares in the KSOP.
(15)	Includes 53,550 shares issuable upon exercise of options, 315 shares held by children and vested shares in the KSOP.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors consists of ten members and is divided into three classes. Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified. The table below sets forth information regarding each director of Heritage and each nominee for director, including his or her age, position and term of office. The Board Governance and Nominating Committee of the Board of Directors selects nominees for election as directors. Each of our nominees currently serves as a Heritage director. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The Board of Directors recommends you vote “FOR” the election of Messrs. Charneski, Fluetsch, and Vance.

Name	Age (1)	Position(s) Held with Heritage	Director Since	Term to Expire

Nominees
Brian S. Charneski	48	Director	2000	2013	(2)
Peter N. Fluetsch	72	Director	1999	2013	(2)
Brian L. Vance	55	Director, President and Chief Executive Officer	2002	2013	(2)

Directors Continuing in Office
Daryl D. Jensen	70	Director	1985	2011
Jeffrey S. Lyon	57	Director	2000	2011
Donald V. Rhodes	73	Chairman	1989	2011
Gary B. Christensen	61	Director	2005	2012
John A. Clees	62	Director	2005	2012
Kimberly T. Ellwanger	50	Director	2006	2012
Philip S. Weigand	72	Director	1985	2012

(1)	As of December 31, 2009.
(2)	Assuming re-election.

Business Experience of Directors

The business experience of each director of Heritage for at least the past five years and the experience, qualifications, attributes, skills and areas of expertise of each director that makes the director uniquely qualified to serve as a director is set forth below. All nominees and directors have held their present positions for at least five years unless otherwise indicated.

Brian S. Charneski is the President of L&E Bottling Company in Olympia, Washington and is Chairman of Pepsi Northwest Beverages, LLC, a regional beverage manufacturing joint venture with PepsiCo, Inc. headquartered in Tumwater, Washington. Mr. Charneski is a director of the American Beverage Association. Mr. Charneski was elected to the board of directors of the Pepsi-Cola Bottlers Association in 2010, having previously served on that board from 1998 through 2008, including chairing the Association from 2005 to 2007. Mr. Charneski serves on the board of trustees of Saint Martin’s University and has been a past director of the Washington Center for Performing Arts and The Community Foundation of the South Sound. Mr. Charneski is a 1985 graduate of Seattle University with a Bachelors of Arts in Economics. Mr. Charneski provides a depth of knowledge in corporate and regulatory matters as he is a strong advocate for the American Beverage Association. He brings significant financial, economic and corporate expertise to the Board.

Peter N. Fluetsch is the Chief Executive Officer of Sunset Air, Inc. in Lacey, Washington, a heating and air conditioning contractor that he founded in 1976. Mr. Fluetsch has been a board member of the Sheetmetal Contractors Association of Western Washington for twenty four years as well as a board member of the Sheetmetal Contractors National Association for four years. Mr. Fluetsch is a current board member of the Providence Saint Peter Foundation and served on their board since 2000. Mr. Fluetsch was the founding member and served several terms on the board of the Thurston County Economic Development Council. Mr. Fluetsch served as chairman of the City of Tumwater’s planning commission, twelve years as the Chairman of public works for the City Council of Tumwater and served as the Mayor and Executive Officer for four years for the City of Tumwater. Mr. Fluetsch brings to the Board a diverse background in politics, community involvement and expertise of the Sheetmetal industry. He provides broad and experienced knowledge to the Board.

Brian L. Vance currently serves as President and Chief Executive Officer of Heritage and Heritage Bank, and Vice Chairman and Chief Executive Officer of Central Valley Bank. Mr. Vance joined Heritage in 1996 as its Executive Vice President and Chief Credit Officer. Effective October 1, 1998, Mr. Vance was appointed President and Chief Operating Officer of Heritage Bank and in March of 2003, he was named President and Chief Executive Officer of Heritage Bank. On October 1, 2006, Mr. Vance was appointed to his current position. Prior to joining Heritage Bank, Mr. Vance was employed for 24 years with West One Bank, a bank with offices in Idaho, Utah, Oregon and Washington. Prior to leaving West One, he was Senior Vice President and Regional Manager of Banking Operations for the south Puget Sound region. Mr. Vance serves as trustee of the South Puget Sound Community College and serves as a director of the University of Washington—Tacoma—Milgard School of Business Foundation, the Pierce County Economic Development Board, the Boys and Girls Club and the Community Foundation. Mr. Vance is the President of the Washington Financial League. Mr. Vance’s experience with the financial services industry, which includes credit administration, management and strategic forecasting, brings valuable management and financial analysis skills to the Board.

Daryl D. Jensen served as President of Sunset Life Insurance Company of America from 1973 until his retirement in 1999. Currently, Mr. Jensen is Chief Financial Officer of Western Institutional Review Board, located in Olympia, Washington. He serves as a director of Sunset Life Insurance Company and Kansas City Life Insurance Company, and is a member of the Audit Committee of Kansas City Life Insurance Company. Mr. Jensen is also a director of Panorama City Corporation, a large retirement community located in Lacey, Washington. Mr. Jensen has served as a director of Central Valley Bank since 1989. Mr. Jensen is a member of the American Academy of Actuaries. Mr. Jensen brings significant financial services industry expertise to the Board. His management and financial operations experience broaden the Board’s perspective on insurance and financial services matters.

Jeffrey S. Lyon is the Chairman and Chief Executive Officer of GVA Kidder Mathews, headquartered in Seattle, Washington. Mr. Lyon serves as a director for GVA Worldwide and Kidder Mathews-Segner Inc. Mr. Lyon is a member of the Real Estate Advisory Board of Washington State University, a member of the Business Advisory Board for the Milgard School of Business at the University of Washington, Tacoma and is also on the Tacoma-Pierce County Economic Development Board. Mr. Lyon has over 34 years of experience in the commercial real estate industry in the Puget Sound area. Mr. Lyon provides an expertise in the commercial real estate industry with excellent entrepreneurial and leadership skills, which prove beneficial to the Board.

Donald V. Rhodes currently serves as Chairman of Heritage Financial Corporation and Heritage Bank, and since 1986, Chairman of Central Valley Bank, a subsidiary of Heritage which was acquired on March 5, 1999. Mr. Rhodes joined Heritage Bank in 1989 as President and Chief Executive Officer and was elected Chairman in

1990. Mr. Rhodes serves as a director of the Federal Home Loan Bank of Seattle. Mr. Rhodes’ significant experience in the financial services industry has proven to provide a depth of knowledge and judgment to the Board. He has provided the management and leadership skills required as the Chairman of the Company.

Gary B. Christensen is the President, Chief Executive Officer and Chairman of the Board of R.E. Powell Distributing, a fuel, lubricant and propane distributorship headquartered in Grandview, Washington. In 2004, R.E. Powell Distributing was named one of five inductees into the University of Washington sponsored “Leadership Circle” at the 6th Annual UW Minority Business of the Year Awards dinner. Mr. Christensen is also the Chief Executive Officer and Chairman of the Board of MidValley Chrysler, Jeep, Dodge Inc. Mr. Christensen is a current member of the Chevron Oil Company National Wholesale Council, a director of the Safari Club International and a founding director and current President of Central Washington Chapter of Safari Club International. Mr. Christensen serves as a director for Central Valley Bank and recently retired from serving as the Chairman of the Board of Directors for Yakima County Development Association. Mr. Christensen provides significant knowledge in corporate matters with his proven leadership in the success of his multiple companies. He also provides extensive knowledge of the Yakima Valley market, where our subsidiary bank, Central Valley Bank, is located.

John A. Clees is Tax Services Director at the consulting and accounting firm of RSM McGladrey and McGladrey & Pullen LLP in Olympia, Washington. Prior to this, Mr. Clees was the President of Clees Miles CPA Group, Olympia, Washington from 1995 until the Group was sold to RSM McGladrey. Prior to that time, he was the managing partner of Gattis, Clees and Company, an accounting firm with offices in Seattle and Olympia, Washington. Mr. Clees is a graduate of the University of Washington with a Bachelor of Arts in Economics and a graduate of the University of Washington School of Law. Mr. Clees is licensed as both a Certified Public Accountant and an attorney in the State of Washington. Mr. Clees is the past chair and continuing board member of the Community Foundation of South Puget Sound, a board member of the Providence St. Peter Hospital Foundation and of the Providence St. Peter Hospital Community Board of Directors. He is also a founding board member of Together, a board member of the South Puget Sound Community College Foundation and the Boys and Girls Club of Thurston County. Mr. Clees served on Heritage’s Board of Directors from 1990 to 2000 and served as a non-voting consultant to Heritage’s Board of Directors and Audit Committee from 2000 until June 2005. Mr. Clees provides important tax and accounting expertise as well as a legal perspective to the board with a solid understanding of corporate governance matters.

Kimberly T. Ellwanger was Senior Director of Corporate Affairs and Associate General Counsel at Microsoft Corporation of Redmond, Washington from 1991 until her retirement in October of 1999. At Microsoft, she directed the Company’s government affairs practice, including opening a Washington D.C. office and developing a network of state and government affairs representation. Prior to Microsoft, Ms. Ellwanger was a Partner at Perkins Coie in Seattle, Washington from 1985 to 1991, where her practice included state and local tax planning, tax litigation, bankruptcy, general business and corporate advice and transactions. She has been involved in numerous civic and professional activities including currently serving on the Board of the South Sound YMCA, and the UW Law Alumni Magazine Editorial Board . She also has served as Chair of the Washington Council on International Trade and the Dean’s Advisory Committee of the University of Washington Law School. Ms. Ellwanger graduated with high honors from the University of Washington School of Law and graduated Phi Beta Kappa from Vassar College with an honors degree in economics. Ms. Ellwanger brings significant legal expertise, which is complimented with her knowledge and experience in corporate and government matters.

Philip S. Weigand is a graduate of Stanford University with a Bachelor of Arts and a graduate of Boston University with a Master’s of Science in Public Relations. Mr. Weigand is also a retired Lieutenant Colonel of the U.S. Marine Corps with 20 years of active service during which time he was awarded the Silver Star Medal for Heroism and the Bronze Star Medal. From 1988 to 2007, Mr. Weigand was a real estate agent with Virgil Adams Real Estate with experience in real estate sales and development in the Thurston County market. He also serves as a member of the Board of Trustees of St. Martin’s University in Lacey, Washington and is a director of the Boys & Girls Clubs of Thurston County, Washington. Mr. Weigand brings significant knowledge of the south Puget Sound real estate market, adds valuable public relations and communications skills and is a longstanding member of the board with a solid understanding of the financial services industry.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE MATTERS

Board of Directors

The Board of Directors of Heritage conducts its business through meetings of the Board and through its committees. During the year ended December 31, 2009, the Board of Directors of Heritage held 14 meetings. No director of Heritage attended fewer than 75% of the total meetings of the Board and committees on which the director served during this period.

Committees and Committee Charters

The Board of Directors of Heritage has standing Audit and Finance, Compensation, Risk and Board Governance and Nominating Committees, and has adopted written charters for each of these committees. You may obtain a copy of these documents, free of charge, by writing to: Kaylene M. Lahn, Secretary, Heritage Financial Corporation, 201 Fifth Avenue S.W., Olympia, Washington, 98501, or by calling (360) 943-1500. The charters, with the exception of the Risk Committee Charter, are also available on our website at www.hf-wa.com.

Audit and Finance Committee

The Audit and Finance Committee consists of Directors Jensen (Chairman), Charneski, Christensen, Clees and Weigand. The Committee meets quarterly and on an as needed basis to evaluate the effectiveness of Heritage’s internal controls for safeguarding its assets and ensuring the integrity of the financial reporting. The Committee also appoints the independent registered public accounting firm and reviews the audit report prepared by the independent registered public accounting firm. The Audit Committee met ten times during the year ended December 31, 2009 and held quarterly conference calls to review our earnings releases and periodic filings with the SEC.

Each member of the Audit Committee is “independent” in accordance with the requirements for companies listed on The Nasdaq Stock Market. Director Jensen has been designated by the Board of Directors as the “audit committee financial expert,” as defined by the SEC. Director Jensen is the Chief Financial Officer of Western Institutional Review Board.

Board Governance and Nominating Committee

The Board Governance and Nominating Committee consists of Directors Jensen (Chairman), Clees, Ellwanger, Fluetsch and Lyon. The Board Governance and Nominating Committee and its Chair are appointed annually by the Board of Directors. The Committee meets annually and on an as needed basis, and is responsible for selecting qualified individuals to fill expiring directors’ terms and openings on the Board of Directors. Final approval of director nominees is determined by the full Board, based on the recommendations of the Committee. The Committee’s role includes oversight of our corporate governance program. The Committee’s duties include the development and administration of the Company’s corporate governance standards and the internal evaluation of the Board’s performance. The Board Governance and Nominating Committee did not meet during the year ended December 31, 2009 because of scheduling conflicts, but met during January 2010 to nominate directors for election.

In its deliberations for selecting candidates for nominees as director, the Committee considers the candidate’s knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of our market areas. Any director nominated by the Committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies on the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates. Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates. The Committee would then consider the potential pool of director candidates, select the top candidate based on the candidates’ qualifications and the Board’s needs, and conduct an investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of Heritage. The Committee will consider director candidates recommended by the Company’s shareholders. If a shareholder has submitted a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of the Board of Directors, in the same manner in which the Committee would evaluate its nominees for director. For a description of the proper procedure for shareholder nominations, see “Shareholder Proposals” in this Proxy Statement.

As noted above, the Board Governance and Nominating Committee Charter provides for a number of criteria that are considered when selecting new members of the Board. Those criteria as well as work experience, community involvement, skills and viewpoints are considered to provide for diversity on our Board of Directors. These diversity factors are considered when the Committee and Board are seeking to fill a vacancy or new seat on the Board.

Compensation Committee

The Compensation Committee is comprised of Directors Fluetsch (Chairman), Charneski, Christensen, Ellwanger and Jensen. The Compensation Committee meets on an as needed basis regarding the personnel, compensation and benefits related matters of Heritage. The Committee also meets outside of the presence of Mr. Vance to discuss his compensation and make its recommendation to the full Board, which then votes on Mr. Vance’s compensation. Mr. Vance makes recommendations to the Compensation Committee regarding the compensation of all other executive officers. The Committee considers the recommendations of Mr. Vance and makes its recommendation to the full Board, which then votes on executive compensation. This Committee met nine times during the year ended December 31, 2009.

Risk Committee

The Risk Committee reviews risks inherent in our business such as credit risk, market and liquidity risk, operational risk and the regulatory component of compliance risk. The members of the Risk Committee are Directors Clees (Chairman), Ellwanger, Fluetsch, Lyon, Vance and Rhodes. There were four meetings of the Risk Committee during the year ended December 31, 2009.

Leadership Structure

As noted above, the positions of Board Chairman and of President and Chief Executive Officer are held by two persons. This has been the case since 2006. The Board believes this structure is appropriate for the Company because it provides segregation of duties between managing the Company and the facilitation of the Board.

Board Involvement in Risk Management Process

A risk management officer reports directly to the Risk Committee Chair and the Audit and Finance Committee Chair, while administratively reporting to the Chief Executive Officer of the Company. The Board and senior management are diligent and prudent in managing risks of the Company.

Corporate Governance

Director Independence.    Our common stock is listed on the Nasdaq Global Select Market. In accordance with Nasdaq requirements, at least a majority of our directors must be independent directors. The Board of Directors has determined that eight of our ten directors are independent. Directors Charneski, Christensen, Clees, Ellwanger, Fluetsch, Jensen, Lyon and Weigand are all independent. Only Brian L. Vance, who serves as

President and Chief Executive Officer of Heritage Financial Corporation and Heritage Bank, and Donald V. Rhodes, the Chairman of Heritage and its financial institution subsidiaries and the former President and Chief Executive Officer of Heritage Financial Corporation and Heritage Bank, are not independent.

Code of Ethics.    The Board of Directors has adopted a written Code of Ethics Policy that applies to our directors, officers and employees. You may obtain a copy of the Code of Ethics free of charge by writing to: Kaylene M. Lahn, Secretary, Heritage Financial Corporation, Inc., 201 Fifth Avenue S.W., Olympia, Washington 98501, or by calling (360) 943-1500. In addition, our Code of Ethics is available on our website at www.hf-wa.com.

Shareholder Communication with the Board of Directors.    The Board of Directors maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors should send any communication to Kaylene M. Lahn, Secretary, Heritage Financial Corporation, Inc., 201 Fifth Avenue S.W., Olympia, Washington 98501. Any such communication should state the number of shares beneficially owned by the shareholder making the communication.

Annual Meeting Attendance by Directors.    It is Heritage’s policy that its directors attend the annual meeting of shareholders. At the 2009 annual meeting, all of Heritage’s directors were in attendance, except for Director Charneski.

Related Party Transactions.    We have followed a policy of granting loans to our executive officers and directors, which fully comply with all applicable federal regulations, including those governing loans and other transactions with affiliated persons of Heritage. Loans to our directors and executive officers are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with all customers, and do not involve more than the normal risk of collectability or present other unfavorable features.

All loans and aggregate loans to individual directors and executive officers, without regard to loan amount, are completely documented and underwritten using the same underwriting policies, procedures, guidelines and documentation requirements as are used for non-director and non-executive customers of Heritage. Following the normal underwriting approvals by underwriting personnel, all such loans are then presented for review and approval by the Board of Directors of Heritage Bank or Central Valley Bank, as the case may be, pursuant to Regulation O of the Federal Reserve Board, and the requirements of the Federal Deposit Insurance Corporation and the Washington State Department of Financial Institutions, Division of Banks. There are no exceptions to these procedures and all approvals are documented in the Board meeting minutes. There were $8.9 million balances outstanding on loans to directors and executive officers at December 31, 2009.

DIRECTORS’ COMPENSATION

The following table shows the compensation paid to our non-employee directors for the year ended December 31, 2009. Compensation for Brian L. Vance, who is the President and Chief Executive Officer of Heritage, is included in the section below entitled “Executive Compensation.”

Name	Fee Earned or Paid In Cash ($)	Option Awards ($)(1)(2)	All Other Compensation (3)	Total ($)
Brian S. Charneski	26,050	3,495	—	29,545
Gary B. Christensen	26,200	4,544	—	30,744
John A. Clees	26,200	3,495	—	29,695
Kimberly T. Ellwanger	23,350	3,495	—	26,845
Peter N. Fluetsch	25,700	3,495	—	29,195
Daryl D. Jensen	30,300	4,544	—	34,844
Jeffrey S. Lyon	23,200	3,495	—	26,695
Donald V. Rhodes	20,000	4,544	57,929	82,473
Philip S. Weigand	24,900	3,495	—	28,395

(1)	Reflects the aggregate grant date fair value of awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“FASB ASC Topic 718”). The stock options were valued using the Black-Scholes option pricing model with the following assumptions: weighted average risk-free rate of 2.07%, expected term of 5.00 years, expected volatility of 31%, and expected dividend yield of 3.49%. The resulting Black-Scholes grant value for the February 2009 stock option awards was $2.33 per share.
(2)	The following is the aggregate number of stock option awards held by each director at December 31, 2009: Mr. Charneski—10,200 shares; Mr. Christensen—10,637 shares; Mr. Clees—7,575 shares; Ms. Ellwanger—6,000 shares; Mr. Fluetsch—6,025 shares; Mr. Jensen—13,262 shares; Mr. Lyon—10,726 shares; Mr. Rhodes—14,049 shares; and Mr. Weigand—10,726 shares.
(3)	Mr. Rhodes was an employee of Heritage until August 31, 2009. The amount reflects his salary ($50,000), as well as cell phone value, club memberships, insurance premiums, car allowance and employer 401(k) contributions.

Fees.    Each non-officer director received a monthly retainer fee of $625, a monthly $1,000 fee for each Board meeting attended or $750 if teleconferenced into the board meeting, and a fee for each committee meeting attended. Committee meeting fees consisted of $1,000 for the Audit Committee Chair, and $500 for Audit Committee members. Committee meeting fees consisted of $350 for the Risk and Compensation Committee Chairs, and $300 for Risk and Compensation Committee members. Committee meeting fees consisted of $200 for the Donation and Governance/Nominating Committee Chairs, and $150 for Donation and Governance/Nominating Committee members. Executive Committee members received $150 per committee meeting. A $1,000 retreat fee was also paid to all directors. The Chairman of the Board received a monthly fee of $5,000 for serving in that capacity. Directors who are officers or employees of Heritage or its subsidiaries receive no additional compensation for service as directors or members of Board committees.

Stock Options.    Non-officer directors typically receive annual grants of non-qualified stock options. Stock options granted vest ratably over a three-year period and expire five years from the vesting date. On February 26, 2009, the non-officer directors were each granted non-qualified stock options to purchase 1,500 shares at a strike price of $11.35. In addition, Directors Jensen, Christensen, and Rhodes each received non-qualified stock options to purchase 450 shares at a strike price of $11.35 for their service as Directors of Central Valley Bank.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Set forth below is a discussion of our compensation policies for 2009, applicable to our Chief Executive Officer, Chief Financial Officer and three other most highly paid executives. We refer to these five people as our named executive officers.

Compensation-related Governance and Role of the Compensation Committee.    The Compensation Committee of the Board of Directors, composed entirely of independent directors, establishes and monitors compensation programs for executive officers of Heritage and its subsidiaries. The Compensation Committee’s responsibilities are to:

•	review the goals and objectives of the compensation plans of Heritage, Heritage Bank and Central Valley Bank;

•	review and administrate our compensation plans in light of the goals and objectives of these plans, and adopt and recommend new compensation plans or amendments to existing plans;

•

review and recommend to the Board action affecting salaries, bonuses, benefits, equity compensation grants and other compensation arrangements for the Chief Executive Officer and other executive officers;

•	review and approve the corporate goals and objectives for the Chief Executive Officer annually;

•	review and recommend to the full Board for approval director compensation and fees, benefits and equity compensation grants;

•

conduct reviews of our compensation programs, and provide such reports, certifications and disclosures and discharge any other obligations under the U.S. Department of the Treasury’s Troubled Asset Relief Program (“TARP”) or any other government program;

•	review and discuss the Compensation Discussion and Analysis with management;

•	review our policies regarding the tax deductibility of compensation paid to executive officers for purposes of Section 162(m) of the Internal Revenue Code; and

•	review and approve the compensation policies of Heritage, Heritage Bank and Central Valley Bank on a periodic basis.

Heritage, through its Compensation Committee, has the sole discretion: (a) to determine whether and to what extent any named executive officer compensation plans covering the executives encourage taking unnecessary and excessive risks that threaten Heritage’s value; (b) to determine whether and to what extent any other employee compensation plans covering the executives pose risks to Heritage that should be limited; (c) to determine whether and to what extent any compensation plans covering the executives encourage the manipulation of reported earnings; and (d) to limit or eliminate any compensation or compensation plan based on these determinations.

As a TARP participant, Heritage is subject to certain restrictions and limitations on the compensation it may provide to certain of its executive officers and other employees. Accordingly, Heritage compensation programs must be designed and administered in compliance with these restrictions and limitations for as long as Heritage remains subject to them. Additionally, as a financial institution, Heritage must abide by any other rules, regulations or guidelines related to compensation that may be imposed by bank regulatory authorities.

Impact of American Recovery and Reinvestment Act of 2009 on Executive Compensation.    On November 21, 2008, Heritage completed the sale to the U.S. Department of the Treasury of 24,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), for an aggregate purchase price of $24.0 million, with a related warrant to purchase 276,074 shares of Heritage’s common stock

(the “Treasury Warrant”). Under the terms of the warrant, because our recent offering of common stock, described below, was a “qualified equity offering” resulting in aggregate gross proceeds of at least $24.0 million, the number of shares of our common stock underlying the warrant was reduced by 50% to 138,037 shares. The issuance of the Series A Preferred Stock and the Treasury Warrant was the result of the Treasury’s approval of Heritage’s application to participate in the Treasury’s Capital Purchase Program, which was established by Treasury pursuant to the authority granted by the Emergency Economic Stabilization Act of 2008 (the “EESA”). Heritage was required to make certain changes to its executive compensation arrangements as necessary to comply with the provisions of the EESA. Effective February 17, 2009, President Obama signed into law the American Recovery and Reinvestment Act of 2009 (“ARRA”). The ARRA amends the provisions of the EESA that are applicable to TARP recipients, such as Heritage. Accordingly, Heritage is now subject to additional limitations on executive compensation, including a provision for recovery of bonus, retention awards, or incentive compensation paid based on earnings, revenue, gains or other criteria later found to be materially inaccurate, a prohibition on making golden parachute payments, a prohibition on paying or accruing any bonus, retention award or incentive compensation (except for certain grants of long-term restricted stock), and providing tax gross-ups. These restrictions and prohibitions apply to various Heritage officers, as discussed in greater detail herein.

Heritage’s Compensation Philosophy and Objectives.    Heritage’s compensation programs are designed to link compensation with performance, taking into account competitive compensation levels at similar financial institutions and in the markets where Heritage competes for talent. The policies and underlying philosophy governing Heritage’s compensation programs include the following:

•

Employer of Choice:    Heritage views compensation as a key means of being an employer of choice in its markets and allowing it to attract and retain key employees critical to its long-term success. Heritage provides competitive compensation packages in order to attract above-average employees.

•

Pay Aligned with Performance:    Heritage provides a competitive salary combined with incentive opportunities that reward outstanding bank and individual performance and involve appropriate levels of risk.

•

Flexibility:    Heritage recognizes that the market for talent requires flexibility in compensation in order to attract qualified individuals. Salary ranges and individual compensation decisions take into account local competitive pressures and changing conditions, as well as TARP-related and any other regulatory restrictions. Furthermore, the targeted position relative to market may vary depending on the type and level of position, recognizing the different recruiting conditions and relative importance of various qualifications.

The following table lists some of the major components of compensation that we may use as part of the compensation program, to the extent permitted under TARP-related and any other regulatory restrictions.

Component	Primary Objective
Base salary	– Attract talent – Recognize individual differences in performance, experience, responsibility and position worth
Annual incentives	– Motivate achievement of annual goals – Provides a vehicle for “adjusting” pay on an annual basis to reflect individual and corporate-wide performance
Long-term incentives (cash and equity)	– Motivate achievement of long-term performance – Align employees with shareholders – Retain talent
Supplemental benefits	– Reduce shortfalls of qualified plans – Provide financial security, protection, and retention

Taking into account factors such as internal pay equity, experience, tenure, scope of responsibility, market and economic conditions, performance and risk management considerations, the Compensation Committee seeks to target overall compensation at levels that it believes to be consistent with comparable peers within the banking industry. Executive and officer compensation is set to promote our achievement of stated annual and long-term performance objectives. In general, for applicable positions with similar titles or general responsibilities Heritage will attempt to target total compensation at levels competitive with peer financial institutions. Additional details of our compensation program are as follows:

•

Base pay levels are designed to be competitive within the banking industry and to take into consideration the experience and skills, as well as the role and responsibilities, assigned to each named executive officer.

•	Incentive payouts throughout Heritage are intended to be performance-based and reflect the actual performance results compared to established incentive plan goals.

•	Long-term incentive payouts, paid in equity or cash, are intended to follow similar guidelines utilized under the annual incentive plans, but with a focus on longer-term performance.

•

The Compensation Committee, with approval from the Board, reserves the right, in its sole discretion, to not award any incentive payouts when extraordinary circumstances occur that may negatively impact Heritage.

This compensation philosophy will be reviewed periodically by the Compensation Committee and will be modified, as appropriate, to reflect market trends and industry best practices.

Adoption of Formal Compensation Philosophy.    Heritage adopted a formal compensation philosophy on February 24, 2010 to provide an overarching guideline for establishing and managing all elements of executive compensation. The philosophy includes specific market percentiles in which to target compensation. The formal compensation philosophy takes into account factors such as internal pay equity, experience, tenure, and scope of responsibility. The Compensation Committee seeks to target overall compensation at levels that it believes to be consistent with other comparable peers within the banking industry. Executive and officer compensation will be weighted toward Heritage’s achievement of stated annual and long-term performance objectives.

Role of Executives in Compensation Committee Deliberations.    The Compensation Committee frequently requests the Chief Executive Officer and other executives to be present at Committee meetings to discuss executive compensation. Executive officers in attendance may provide their insights and suggestions, but only independent Compensation Committee members may vote on decisions regarding executive compensation. The Compensation Committee discusses the Chief Executive Officer’s compensation with him, but final deliberations and all votes regarding his compensation are made in executive session, without the Chief Executive Officer present. The Committee also reviews the Chief Executive Officer’s recommendations and input from the compensation consultant regarding the other named executive officers’ compensation.

Compensation Committee Activity and Key Initiatives During 2009.    In mid-2009, the Compensation Committee retained Amalfi Consulting, an independent third-party consulting company specializing in providing compensation consulting services to financial institutions, to review its executive and officer total compensation, which provided compensation data for each of the named executive officers as well as four other top officers. This review included data on salary, cash compensation (salary and annual cash incentives), direct compensation (cash compensation and all forms of equity compensation), and total compensation (direct compensation and all other forms of compensation). A custom proxy peer group was established and industry salary surveys were utilized in the report.

In addition, the Compensation Committee engaged Amalfi Consulting to work with its Senior Risk Officer to assist in the risk assessment required of TARP participants. Amalfi Consulting reported directly to the Committee in this engagement, and worked closely with the Senior Risk Officer to evaluate the potential of unnecessary and excessive risk taking promoted by its compensation programs.

Amalfi consultants report directly to the Compensation Committee and the Committee discusses, reviews, and approves all consulting projects performed by Amalfi Consulting. The Compensation Committee periodically reviews the relationship with Amalfi Consulting and considers competitive proposals from other firms. As an independent consulting firm, Amalfi Consulting does not provide other non-executive services such as retirement or welfare plan administration.

During 2009, the Compensation Committee also met independently with Amalfi and the Company’s special legal counsel.

Selection Criteria for the Company’s Peer Group.    The peer group was created based on the following criteria:

•	publicly-traded financial institutions;

•	locations in the states of Idaho, Montana, Oregon, Utah, Washington and Northern and Central Coast California;

•	asset size of $700 million to $2 billion; and

•	comparable business model and performance results.

Shaded banks were used in Heritage’s prior peer group, and were determined to still be an appropriate peer comparison. Nine of the 19 banks were TARP participants at the time the peer group was compiled.

	Company Name	Ticker	City	State	Total Assets As of December 31, 2008 ($000)	Total Assets as of June 30, 2009 ($000)
1	Columbia Banking System, Inc.	COLB	Tacoma	WA	3,097,079	3,021,857
2	West Coast Bancorp	WCBO	Lake Oswego	OR	2,516,140	2,613,483
3	Farmers & Merchants Bancorp	FMCB	Lodi	CA	1,684,437	1,761,024
4	Cascade Financial Corporation	CASB	Everett	WA	1,637,319	1,610,696
5	Heritage Commerce Corp	HTBK	San Jose	CA	1,499,227	1,437,024
6	PremierWest Bancorp	PRWT	Medford	OR	1,475,954	1,478,040
7	Sierra Bancorp	BSRR	Porterville	CA	1,326,292	1,295,816
8	Intermountain Community Bancorp	IMCB	Sandpoint	ID	1,105,555	1,103,880
9	Pacific Continental Corporation	PCBK	Eugene	OR	1,090,843	1,130,238
10	Bank of Marin Bancorp	BMRC	Novato	CA	1,049,557	1,094,359
11	Northrim BanCorp, Inc.	NRIM	Anchorage	AK	1,006,392	975,693
12	Bridge Capital Holdings	BBNK	San Jose	CA	947,596	829,336
13	San Joaquin Bancorp (1)	SJQU	Bakersfield	CA	936,008	834,054
14	Washington Banking Company	WBCO	Burlington	WA	899,631	934,653
15	Riverview Bancorp, Inc.	RVSB	Vancouver	WA	886,849	920,390
16	North Valley Bancorp	NOVB	Redding	CA	879,551	913,366
17	Heritage Oaks Bancorp	HEOP	Paso Robles	CA	805,588	881,355
18	Central Valley Community Bancorp	CVCY	Fresno	CA	752,713	747,623
19	Timberland Bancorp, Inc.	TSBK	Hoquiam	WA	681,883	675,492

	Average				1,277,822	1,276,757
	25th Percentile				893,240	897,361
	50th Percentile				1,049,557	1,094,359
	75th Percentile				1,487,591	1,457,532

	Heritage Financial Corporation	HFWA	Olympia	WA	946,145	966,763

	Percent Rank				38%	43%

(1)	San Joaquin Bancorp failed on October 16, 2009 and will not be included in the peer group in the future.

In addition, the study included executive compensation information from published banking industry surveys including: Amalfi Consulting, Watson Wyatt, American Banker’s Association, Bank Administration Institute, and the regional survey Northwest Financial Industry Salary Survey (Milliman). The Milliman survey contains compensation data from financial institutions located in the states of Washington, Oregon and Idaho.

Pay Level and Benchmarking Process.    To evaluate executive pay, the Compensation Committee considers data collected on external competitive levels of compensation and internal relationships within the executive group. The Committee makes decisions regarding individual executives’ target total compensation opportunities based on the need to attract, motivate and retain an experienced and effective management team. Although the Committee gains considerable knowledge about the competitiveness of Heritage’s compensation programs through the benchmarking process and by conducting periodic studies, the Committee recognizes that each financial institution is unique and that significant differences between institutions in regard to executive compensation practices exist.

The Compensation Committee did not complete the benchmarking process in early 2009, as is its typical practice, as it was determined that four of the named executive officers, Messrs. Vance, Patjens, Spurling and Hinson, would be subject to a base salary freeze, along with others at Heritage Bank. Only Mr. Broadhead received a modest base salary increase of 2%.

According to the report provided by Amalfi Consulting in October 2009, salaries, cash compensation, direct compensation, and total compensation amounts for each named executive officer fell below the market 50th percentile. The primary data source used in evaluating competitive market levels for the named executive officers was the peer group of 19 financial institutions above. This information was supplemented with banking industry survey data. The Compensation Committee has received and reviewed the report, and continues to take the findings under advisement. The Compensation Committee is currently considering strategies to align these individuals more closely to our overall compensation philosophy statement and our peer group. No action has been taken to date with regard to named executive officer compensation as a result of this compensation study.

Base Salary.    Salary levels of executive officers are designed to be competitive within the banking industry and are based on the experience and responsibility assigned to the officer. We utilize, among other information, compensation studies performed by third parties. To set competitive salary ranges, the Compensation Committee periodically evaluates current salary levels of other financial institutions with size, lines of business, geographic dispersion and market place position similar to Heritage’s. Base salaries for Heritage’s executive officers other than the Chief Executive Officer are based upon recommendations by the Chief Executive Officer taking into account the subjective and objective factors described above. The Committee reviews and approves or disapproves those recommendations. The base salary for the Chief Executive Officer is recommended to the Board of Directors by the Compensation Committee.

The Compensation Committee meets in February or March of each year in order to approve the base salaries of the officers of Heritage and its subsidiaries effective April 1 of that year. This timing coincides with the review of the performance of the individual officer as well as the prior year performance of Heritage and its subsidiaries.

Heritage utilizes various compensation surveys and a proxy peer group to obtain a general understanding of current base salary, salary range and total cash compensation trends of competitors to ensure that executive compensation is not significantly out of line with competitors of a similar size or within our market areas. Management also utilizes a peer group of publicly traded banks to assess base salaries, cash compensation, direct compensation, and total compensation. Further detail regarding the peer group and surveys utilized can be found in the “Pay Level and Benchmarking” section.

Salary Adjustments Made in Year 2009.    Heritage’s review of the information obtained in order to establish salaries effective April 2009 reflected that generally base salary compensation lags that of the companies surveyed. Management recommended a salary freeze in all officers’ salaries for the 12-month period beginning

April 2009; this recommendation was approved by the Committee. It was recommended and approved that Mr. Broadhead, President of Central Valley Bank, receive a base salary increase of 2% to be effective April 2009. One factor considered in establishing named executive officer annual base salaries is the prior year’s performance results; Mr. Broadhead received a salary increase as Central Valley Bank achieved its 2008 incentive goals, and was not subject to the salary freeze. All named executive officers, excluding Mr. Broadhead, last received a salary increase in April 2008.

Amalfi Consulting presented the results of its executive compensation review and analysis in October 2009. It was determined not to make any changes to named executive officer base salary or salary ranges as of December 31, 2009; however, the base salary and salary ranges are being analyzed and any annual salary increases, if granted, will be effective April 1, 2010.

Annual Cash Incentive Bonus (“Management Incentive Plan”).    The Company uses annual cash incentives to focus attention on current strategic priorities and encourage achievement of short-term corporate objectives. The objectives of the Management Incentive Plan are to (1) clearly focus the attention of management on organizational priorities, (2) provide competitive pay opportunities contingent on bank performance, and (3) differentiate and reward the individuals who make the most significant contributions to our success. The annual awards are determined by formulas recommended and established by the Compensation Committee each fiscal year and are based upon an assessment of Heritage’s performance as compared to budgeted fiscal year performance and upon an evaluation by the Chief Executive Officer of an executive’s individual performance and contribution to Heritage’s overall performance. The Committee then reviews and approves or disapproves the bonus recommendations and presents them to the Board of Directors for approval. The named executive officers, with the exception of Mr. Broadhead, participate in the Management Incentive Plan. Central Valley Bank has a separate incentive plan for its employees, and Mr. Broadhead, President of Central Valley Bank, is a participant in this plan. In order for Mr. Broadhead to be eligible for a payout, Central Valley Bank must achieve $1.6 million in after tax earnings. The pool is based on 50% of after tax earnings above $1.6 million to a maximum of $100,000. Mr. Broadhead is eligible for 30% of the pool.

As a result of Heritage’s participation in the Treasury’s Capital Purchase Program, it must ensure that it implements provisions for the recovery of any bonus, incentive compensation or retention award paid to a senior executive officer or the next 20 most highly compensated employees based on financial statements or performance metric criteria later determined to be materially inaccurate or inaccurately applied. Each of the named executive officers has signed a compensation modification agreement that specifies any awards made under the Management Incentive Plan are subject to “clawback,” or repayment, to Heritage should the bonus be paid on statements of earnings, gains, officer statements, loan criteria, or any other criteria that are later proven to be materially inaccurate regardless of whether or not the company or the officer is “at fault.” Participation in the Management Incentive Plan, and any awards made under the plan, are subject to all applicable current or future regulations or policies issued by the Treasury or other governing agencies.

The Compensation Committee approves the funding level for the Management Incentive Plan based on meeting or exceeding Company goals (net and core income). Minimum levels of performance based on these measures must be achieved for participants to be eligible for a payout. Each manager provides a scorecard to the Chief Executive Officer and Human Resources with department/individual performance results for the Chief Executive Officer’s review and approval.

Annual Incentive Plan (“AIP”) Award Determination.    In 2009, the named executive officers eligible to participate in the Management Incentive Plan, Messrs. Vance, Patjens, Spurling and Hinson had an annual incentive opportunity for cash bonus awards based on individual goals and performance. To be eligible to receive an award, a minimum level of overall Company performance had to be achieved, which is described in more detail below. No awards could be paid for individual goals or performance under the plan unless the minimum company performance measures were achieved. The Central Valley Bank plan is described above; Mr. Broadhead is the only named executive officer participating in this plan.

The performance targets for 2009 for our named executive officers are detailed in the table below. In 2009, the target Management Incentive Plan opportunities were reduced by 50% from 2008 levels due to expected company performance. None of the Heritage Bank officers received a bonus in 2009.

Executive	2008 AIP Target Opportunity (as % of base salary)	2009 AIP Target Opportunity (as % of base salary)	2009 Bonus Received (as % of base salary)
Brian L. Vance	35%	(1)	0%
Donald J. Hinson	17.5%	8.8%	0%
Gregory D. Patjens	20%	10%	0%
D. Michael Broadhead	(2)	(2)	14.0%
David A. Spurling	17.5%	8.8%	0%

(1)	As a result of Heritage’s participation in the Treasury’s Capital Purchase Program, it is currently prohibited from paying or accruing any bonus, retention award or incentive compensation to its most highly compensated employee; Mr. Vance was the most highly compensated employee for 2009 and thus, was not eligible for an annual incentive bonus. If Heritage were not prohibited from paying Mr. Vance a cash incentive bonus, his target bonus opportunity would have been 17.5%.
(2)	Mr. Broadhead did not have a target bonus. His 2009 bonus was calculated based on 30% of the Central Valley Bank bonus pool resulting in a bonus of $22,000 for 2009. This bonus pool is calculated as 50% of the amount of net income over a profit threshold set for Central Valley Bank. The maximum amount for the bonus pool was $100,000 for 2009.

Changes to the Management Incentive Plan in 2009.    For 2009, annual cash incentive awards for Heritage officers were based on the achievement of department and/or individual goals (100% weighting). To be eligible to receive an award, a minimum level of overall Company performance (measured by net income and core income) had to be achieved. In the past, the weighting had been: 10% Heritage net income, 30% Heritage Bank net income, and 60% department/individual performance goals. The incentive pool funding was formerly based on a sliding scale of net income achievement that allowed for payout if net income was achieved, exceeded goal, or only partially achieved. In the past, an individual could still earn a bonus based on department and/or individual goals even if Heritage and Heritage Bank net income goals were not met.

In 2009, the plan changed so that incentives (based 100% on individual goals) are paid only if both Heritage Bank net and core income minimum goals are met. This change was made to further protect shareholder value and assure that Heritage is profitable before paying out incentive awards. The required minimum levels of achievement and 2009 actual performance are described in the table below:

Goal (Heritage Bank)	Minimum Level of Achievement (to determine eligibility to receive award)	2009 Actual Performance (loss)
Net Income	$834,000	$(235,893)
Core Income	$14,930,000	$17,381,785

Because Heritage Bank did not achieve both its 2009 net income and core income minimum goals, no incentive awards were paid to Messrs. Hinson, Patjens and Spurling, regardless of their individual performance.

Named Executive Officer Personal Objectives.    Achievement of named executive officer personal objectives are measured as follows:

•	Personal performance ratings are measured on a 0-2 scale, as detailed below, where:

•	0 = failed to meet minimum expectations
•	0.25 = met only minimum expectations

•	0.5 = partially met expectations
•	1 = fully met expectations
•	1.5 = exceeded expectations
•	2 = far exceed expectations

Bonus payouts are not made if the individual performance rating is .74 or below; ratings between .75 and 1.00 result in a payout reduction of 50% to 100% (e.g., if the rating is .85, the total payout is ..70 multiplied by bonus target).

•	If an individual loan or transaction results in significant exposure to Heritage Bank (as determined by management), no incentive will be paid regardless of other performance results.

Personal performance may include production goals, branch or department management, customer retention, credit quality, and individual project or plan execution. The plan is designed to include objectives other than production objectives for each participant to underscore the expectations of the Board that the incentive plan does not encourage or reward unnecessary or excessive risk taking to the shareholder by senior management, lenders or other participants in order to receive a payment.

Personal Performance Goal Selection and Evaluation.    In 2009, Messrs. Hinson, Patjens and Spurling had five main goal categories related to department/individual performance. Their 2009 individual goals did not change from the performance goals selected for 2008. 2009 was perceived to be an extraordinary year due to economic conditions, and the 2008 individual goals were determined to still be applicable for 2009. Personal goal performance is evaluated based on a subjective assessment of performance by the Chief Executive Officer, and takes into consideration measures such as accuracy, quality, timeliness and performance to budget.

Brian L. Vance, Chief Executive Officer, was prohibited from receiving a cash bonus in 2009 as he was the most highly compensated employee pursuant to the TARP regulations. However, Mr. Vance did have performance objectives in 2009, which consisted of the following categories: financial results, strategic contributions, shareholder relations, and infrastructure development. The Chief Executive Officer’s performance results are determined on a discretionary assessment by the Compensation Committee and Mr. Vance’s performance met and exceeded his performance goals.

Messrs. Hinson, Patjens and Spurling had the 2009 individual performance goals set forth in the tables below. Subjective factors determined by the Chief Executive Officer and objective factors measured analytically are utilized to determine the performance goals rating. Each of Messrs. Patjens, Hinson and Spurling met and exceeded their overall performance goals. However, the annual incentive plan is designed such that a minimum portion of net income and core income goals must be met before any award is paid, regardless of individual performance. Because the minimum net income and core income goals were not met for 2009, Messrs. Patjens, Hinson and Spurling did not receive bonuses.

Individual Goals – Gregory D. Patjens	Weighting (a)	2009 Actual Performance (b)	Weighted Factor (a x b)
Achieve Divisional Financial Plan	40%	0.75	0.30
Achieve 2009 Strategic Goals	30%	1.25	.38
Lender Transition Plan	10%	1.50	.15
Individual Management Development	10%	1.00	.10
Lender Production Goals	10%	1.00	.10
Total	100%
Individual Performance Factor			1.03

Individual Goals – Donald J. Hinson	Weighting (a)	2009 Actual Performance (b)	Weighted Factor (a x b)
Board Financial Reporting	15%	1.00	0.15
Investment Portfolio Management	30%	1.25	.38
ALCO	15%	1.25	.18
Investor Relations	20%	1.00	.20
Financial Performance	20%	0.75	.15
Total	100%
Individual Performance Factor			1.06

Individual Goals – David A. Spurling	Weighting (a)	2009 Actual Performance (b)	Weighted Factor (a x b)
Asset Quality	20%	0.75	0.15
Achieve 2009 Strategic Goals	20%	1.00	.20
Board of Directors/Management Reporting	20%	1.50	.30
GL Administration	20%	1.00	.20
Develop and implement department efficiencies	20%	1.00	.20
Total	100%
Individual Performance Factor			1.05

D. Michael Broadhead,    President of Central Valley Bank, does not participate in the Management Incentive Plan. Central Valley Bank has a separate incentive plan for its employees, and Mr. Broadhead participates in this plan. In order for Mr. Broadhead to be eligible for a payout for 2009, Central Valley Bank must achieve $1.6 million in after tax earnings. The pool is based on 50% of after tax earnings above $1.6 million. Mr. Broadhead is eligible up to 30% of the pool. The 2009 actual year-end result was $1.75 million for Central Valley Bank; as a result, Mr. Broadhead earned and was paid a bonus equal to 14% of base salary or $22,000.

Equity-Based Compensation

Equity-based compensation is intended to more closely align the financial interests of Heritage’s executives with long-term shareholder value, and to assist in the retention of executives who are key to the success of Heritage and its subsidiaries. Equity-based compensation historically has been in the form of incentive stock options and restricted stock awards to officers pursuant to Heritage’s existing stock option plans.

Stock options and restricted stock awards are priced based on the closing price of Heritage’s stock on the date of grant. The date of grant is the date that the options or awards are approved by the Board of Directors, or by the shareholders at the annual shareholders meeting if the level of grants requires a new option or award plan. Generally, options and restricted stock awards are granted annually at the Board meeting coinciding with the Compensation Committee meeting in February or March. One-time grants of options and/or restricted stock awards to individuals occur occasionally at the discretion of the Compensation Committee; the Committee makes such recommendations and they are approved by the Board of Directors.

Stock options generally vest ratably over three years and expire five years after they become exercisable. Restricted stock awards generally have a five-year cliff vesting schedule.

Equity Grant Award Determination.    The Chief Executive Officer makes recommendations to the Compensation Committee regarding the amount and terms of equity awards to the named executive officers. The Chairman of the Board recommends to the Committee the amount and terms of equity awards to the Chief Executive Officer. Using the recommendations of the Chief Executive Officer and the Chairman, the Compensation Committee determines which executives will receive awards and determines the number of shares subject to each award.

Heritage issued primarily restricted stock grants in 2007 and 2008. However, the Company decided to grant stock options in 2009 primarily because it did not have sufficient authorized shares of restricted stock available to grant at the desired award levels.

Chief Executive Officer 2009 Equity Award Determination.    Mr. Vance was the most highly compensated employee for 2009 under the TARP regulations; therefore, he is not eligible to receive stock options while the Series A Preferred Stock remains outstanding and Mr. Vance is the most highly compensated employee. Mr. Vance received a restricted stock award in 2009 as permitted by TARP, while the other named executive officer received grants of stock options. The restricted stock grant made to Mr. Vance complied with the TARP limitation that no more than 33% of total compensation may be in the form of restricted stock.

The TARP regulations also impose a limitation on equity award vesting while Heritage’s Series A Preferred Stock remains outstanding. Awards may not become transferrable (or payable for stock units) earlier than 25% of the shares at the time 25% of the aggregate financial assistance is repaid to the government and in additional 25% tranches when each additional 25% of aggregate financial assistance is repaid. Mr. Vance’s 2009 equity award is subject to five-year cliff vesting. In the event that the Series A Preferred Stock remains outstanding at the end of the five-year vesting period (2014), the shares will remain unvested and subject to the TARP vesting rules.

The Board considered a number of factors in recommending Mr. Vance’s equity award, including performance metrics such as nonperforming assets, return on equity, efficiency ratio, construction and commercial real estate exposure, 2009 capital raising results and capital position, and the stability of Heritage as compared to its peers. The Board also took into consideration the fact that Mr. Vance is ineligible to receive a cash bonus pursuant to the TARP regulations and that he was subject to a salary freeze in April 2009. In addition, the Board’s strong desire to retain Mr. Vance’s leadership and service to Heritage was a significant factor behind the decision to award this discretionary grant. The Chairman of the Board submitted the recommendation for Mr. Vance’s equity award, which was approved by the Compensation Committee.

Named Executive Officer 2009 Equity Award Determination.    Each of the named executive officers, except for Mr. Vance, received a grant of stock options in 2009. Heritage applied a tiered structure with target award opportunities expressed as a percentage of salary, as described in the table below, and applied subjectivity to the process to differentiate individual performance. Executive officers are assigned to one of five different tier levels within the plan based upon factors such as title, position and/or responsibilities. The tier level is the primary factor used to determine the equity award each executive officer may earn. The target opportunity is based upon a percent of salary and placement within the tiered structure. If minimum expectations are not met, the executive officer may not receive an award, or the award may be reduced. Additional grants of stock options or awards are based on various subjective and objective factors relating primarily to the responsibilities of individual executives, their expected future contributions to Heritage, and the recruitment of new officers. In 2009, target equity award opportunities were reduced by 50% from 2008 levels due to anticipated 2009 Company performance.

Executive	Position	Tier	Target Opportunity as % of Salary	2009 Actual Award as % of Salary (1)
Brian L. Vance	President & CEO	I	25%	28%

Donald J. Hinson	SVP/Chief Financial Officer	III	15%	5%

Gregory D. Patjens	EVP/Community Banking	II	20%	6%

D. Michael Broadhead	President/Central Valley Bank	II	20%	8%

David A. Spurling	SVP/Credit Administration	III	15%	4%

(1)	Calculated using grant date fair value of equity awards as a percentage of 2009 salary.

To determine 2009 equity awards, Heritage took into consideration individual performance goals used in the Management Incentive Plan and the tiered structure outlined above for Messrs. Patjens, Spurling and Hinson; for Mr. Broadhead, equity awards were made on a discretionary basis however consideration was given to the performance of Central Valley Bank, and the tiered structure. Subjectivity was also used primarily to apply consistency to the named executive officers. Company performance was considered as well. However, subjectivity was ultimately applied to determine 2009 equity grant awards.

Retirement Plan.    We maintain a 401(k) Employee Stock Ownership Plan (“KSOP”) as a retirement plan. The KSOP is a defined contribution plan. This plan is designed to provide employees with savings opportunities and financial security during retirement. Heritage makes three different contributions to the plan:

•	A contribution matching 50% of an employee’s salary deferral contributions up to 6% of an employee’s eligible compensation;

•

A profit sharing contribution which includes a fixed contribution of 2% of an employee’s eligible compensation and a discretionary contribution based on a percentage of an employee’s eligible compensation based on Heritage’s financial performance and management’s recommendation and as approved by the Board. For 2009, the discretionary contribution was equal to 0% of employees’ eligible compensation; and

•	A contribution to the Employee Stock Ownership Plan (“ESOP”).

Perquisites and Other Benefits.    The positions of Chairman of the Board, Chief Executive Officer and President of either Heritage or its subsidiaries receive perquisites in the form of golf club memberships and use of automobiles. These perquisites are considered a priority for these individuals due to their community involvement and business development activities. Executive officers also participate in Heritage’s other benefit plans on the same terms as other employees. These plans include medical, dental, and vision insurance, life insurance, long-term disability and flexible spending accounts.

Executive Compensation Limitations under EESA, ARRA and the Securities Purchase Agreement

Under EESA, ARRA and the Securities Purchase Agreement, Heritage is subject to certain restrictions on the compensation of its senior executive officers and other specified employees until such time as the Treasury ceases to own the Series A Preferred Stock. The specific impact of the restrictions and limitations continue to evolve. We intend to fully comply with applicable regulations as issued by the Treasury, the Federal Deposit Insurance Corporation, the SEC and any other governing body. In addition, we intend to comply with recently distributed guidance from the Federal Reserve Board and the Federal Deposit Insurance Corporation with respect to sound incentive compensation policies.

For purposes of these restrictions, “senior executive officers” are defined as (1) the principal executive officer, (2) the principal financial officer and (3) the three most highly compensated executive officers other than the principal executive and financial officers as determined under applicable SEC rules. We have determined that the following officers are senior named executive officers for 2010: Messrs. Vance, Hinson, Patjens, Broadhead and Spurling.

Unnecessary and Excessive Risk.    In accordance with the regulatory restrictions and guidance, we have taken the following steps to prevent incentivizing senior executive officers from taking unnecessary and excessive risks that threaten the value of Heritage while the Series A Preferred Stock remains outstanding:

•

the Compensation Committee reviewed the senior executive officers’ incentive and bonus compensation arrangements with senior risk officers to ensure that the senior executive officer incentive arrangements do not encourage them to take such unnecessary and excessive risks and has made reasonable efforts to limit any features of the senior executive officers’ incentive arrangements that would lead any senior executive officer to take such unnecessary and excessive risks;

•

the Compensation Committee must meet at least annually with the senior risk officers to review the relationship between the institution’s risk management policies and the senior executive officer incentive arrangements;

•	the Compensation Committee must meet at least semi-annually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed from such plans; and

•	the Compensation Committee must certify in the Compensation Committee Report included in the Company’s Proxy Statement that it has completed the reviews discussed in the prior two bullet points.

General Prohibition.    ARRA included an additional compensation standard prohibiting the use of any compensation plan that encourages manipulation of reported earnings.

Prohibition on Bonus, Retention Awards or Incentive Compensation.    While the Series A Preferred Stock remains outstanding, Heritage is prohibited from paying or accruing any bonus, retention award or incentive compensation to the most highly compensated employee. These restrictions do not apply to long-term restricted stock that (1) does not fully vest while the Series A Preferred Stock remains outstanding, (2) has a value that is one-third or less of the total amount of annual compensation of the employee receiving the restricted stock and (3) is subject to such other terms and conditions as the Treasury may determine is in the public interest.

Clawbacks.    Any incentive or bonus payments paid to a senior executive officer and the next 20 most highly compensated employees while the Series A Preferred Stock remains outstanding must be subject to a “clawback” if the payments were based on materially inaccurate financial statements or any other materially inaccurate financial performance metric criteria.

Golden Parachute Payment Prohibition.    Heritage may not make any “golden parachute payments” to the senior executive officers or the next five most highly compensated employees while the Series A Preferred Stock remains outstanding. For these purposes, the term “golden parachute payment” generally means any payment to a subject individual made on account of any termination from employment (other than death or disability), except for payments for services performed or benefits accrued, or payments made pursuant to qualified pension and retirement plans.

Deduction Limitations.    EESA also applies an amended deduction limitation under Section 162(m) of the Internal Revenue Code to the Company while the Series A Preferred Stock remains outstanding. Under this new deduction limitation, the deduction limit for remuneration paid to senior executive officers during any taxable year was reduced from $1 million to $500,000. The $500,000 deduction limit is computed without regard to “performance-based compensation” and certain deferrals of income.

Limitation on Luxury Expenditures.    ARRA requires the Board, while the Series A Preferred Stock remains outstanding, to have in place a company-wide policy prohibiting excessive or luxury expenditures, as identified by the Treasury.

Chief Executive Officer and Chief Financial Officer Certifications of Compliance.    ARRA requires the Chief Executive Officer and Chief Financial Officer to provide to the SEC written certifications of compliance with the EESA and AARA executive compensation and corporate governance requirements.

As the Compensation Committee reviews Heritage’s compensation arrangements going forward, it will continue to take into account, and Heritage will comply with, the restrictions set forth in EESA and ARRA and related regulations, as they are promulgated.

Tax and Accounting Considerations.    Heritage takes into account tax and accounting implications in the design of its compensation programs. For example, in the selection of long-term incentive instruments, the Compensation Committee reviews the projected expense amounts and expense timing associated with alternative types of awards. In selecting appropriate incentive devices, the Compensation Committee reviews extensive modeling analyses and considers the related tax and accounting issues.

Section 162(m) of the Internal Revenue Code places a limit on the tax deduction for compensation in excess of $1 million paid to the Chief Executive Officer and four most highly compensated executive officers of a corporation in a taxable year. All of the compensation Heritage paid in 2009 to the named executive officers is expected to be deductible under Section 162(m) of the Code. The Compensation Committee retains the discretion, however, to pay non-deductible compensation if it believes doing so is in our best interests.

Compensation Committee Report

The Compensation Committee of the Heritage Board of Directors has submitted the following report for inclusion in this Proxy Statement:

The Compensation Committee has reviewed and approved the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Committee’s discussion with management, the Compensation Committee recommended that the Board of Directors approve and include the Compensation Discussion and Analysis in this Proxy Statement.

The Compensation Committee certifies that:

(1) It has reviewed with the senior risk officer the senior executive officer (SEO) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of Heritage;

(2) It has reviewed with the senior risk officer the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to Heritage; and

(3) It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of Heritage to enhance the compensation of any employee.

Discussion of Risk Review and Assessment Overview

The Compensation Committee engaged Amalfi Consulting to assist Heritage’s Senior Risk Officer in conducting an assessment of the Company’s compensation programs. This assessment was reviewed and discussed with the Compensation Committee in preliminary form in November 2009 and the final Overall Risk Assessment was presented and accepted by the Committee in December 2009. The assessment covered all compensation plans, including the SEO compensation plans. The review was focused on incentive based compensation plans and the administration of them. Amalfi considered compensation plans providing for de minimis payouts and determined that these plans did not present opportunities for employees to take unnecessary and excessive risks that threaten the value of Heritage, or to manipulate earnings to enhance the compensation of any employee. The review also did not include broad-based welfare and benefit plans that do not discriminate in scope and terms of operation.

The review of the compensation plans included recommendations for potential improvements to plans and/or control processes. The Committee reviewed with Amalfi, the Senior Risk Officer and other members of management the findings of the report and concluded that the Company’s compensation plans do not encourage unnecessary or excessive risk and that management and the Board have effective controls in place utilizing outside auditors, internal auditors and Board oversight to ensure adequate controls are in place to mitigate risk within the company. The Committee further determined to engage Amalfi for compensation plan projects to further mitigate risk within the Company’s annual incentive plan and equity plans. The Committee expects recommendations from Amalfi in the spring of 2010 and will implement recommendations as it deems appropriate.

SEO Compensation Plans

The SEO compensation plans are currently operating within the constraints of the TARP limits. As discussed in further detail in the Compensation Discussion and Analysis, the standard incentive compensation plans for the SEO’s, before the impact of TARP, consisted of annual incentive plan and long-term equity awards (stock options or restricted stock awards). The opportunity to earn annual incentive awards are closely linked to the Company’s financial performance compared with financial plans for each plan year. In 2009, the Company integrated “clawback” or repayment provisions to the Annual Incentive Plan requiring incentives be re-paid to the Company should such incentives be paid on statements of earnings, gains, Officer statements, loan critieria, or any other criteria that are later proven to be materially inaccurate. Long-term equity awards (stock options or restricted stock) are generally granted based on both prior year individual performance standards and/or other discretionary factors for each individual officer as determined by the Committee. Vesting in equity grants has historically been tied to employment/tenure with the Company and is not tied to Company or individual performance. The opportunity to earn annual incentive awards in cash and stock provides a mix of variable compensation that integrates the Company’s short-term and long-term goals, as well as helps attract and retain executive officers. Due to the impact of TARP, annual cash incentives to Mr. Vance are prohibited and there are restrictions placed on equity awards. These are discussed as appropriate within the Compensation Discussion and Analysis.

Employee Compensation Plans

In addition to the incentive plans in which the SEO’s participate, the Company has incentive plans for retail (branch) employees at both Banks which reward performance for such areas as product referrals and branch profitability. The Compensation Committee believes that the features of these incentive compensation plans, alone and/or combined with the systems of controls in place, do not encourage unnecessary or excessive risk and do not encourage the manipulation of reported earnings to enhance the compensation of any employee. These plans were considered in Amalfi’s review and were included in the plans determined to be de minimis in size.

Respectfully submitted by:

Peter N. Fluetsch, Chair of the Committee

Brian S. Charneski, Member

Gary B. Christensen, Member

Kimberly T. Ellwanger, Member

Daryl D. Jensen, Member

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

Summary Compensation Table

The following table shows the aggregate compensation for services rendered to Heritage or its subsidiaries by named executive officers in all capacities paid or accrued for the year ended December 31, 2009.

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Option Awards (2)* ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (3) ($)		Total ($)
Brian L. Vance President and Chief Executive Officer	2009	238,200	67,750	—	—	22,632		328,582
	2008	235,950	39,980	—	—	25,457	(3)	301,387
	2007	241,054	38,610	—	25,000	31,085		335,749

Donald J. Hinson Senior Vice President and Chief Financial Officer	2009	131,280	—	6,990	—	9,328		147,598
	2008	129,720	13,993	—	13,279	13,201		170,193
	2007	106,820	65,770	—	11,135	9,918		193,643

Gregory D. Patjens Executive Vice President, Heritage Bank	2009	147,840	—	8,388	—	8,652		164,880
	2008	147,120	19,990	—	18,787	8,544		194,441
	2007	159,515	19,305	—	18,572	16,414		213,806

D. Michael Broadhead President, Central Valley Bank	2009	156,765	—	11,883	22,000	14,739		205,387
	2008	152,967	22,989	—	28,000	18,748	(3)	222,704
	2007	147,084	19,890	—	30,000	20,522		217,496

David A. Spurling (4) Senior Vice President and Chief Credit Officer, Heritage Bank	2009	139,080	—	5,592	—	10,613		155,285

(1)	Restricted stock values as computed in accordance with FASB ASC Topic 718.
(2)	Reflects the aggregate grant date fair value of the 2009 stock option awards computed in accordance with FASB ASC Topic 718. The stock options granted on February 26, 2009 were valued using the Black-Scholes option pricing model with the following assumptions: weighted average risk-free rate of 2.07%, expected term of 5.00 years, expected volatility of 31%, and expected dividend yield of 3.49%. The resulting Black-Scholes grant value for the February 2009 stock option awards was $2.33 per share.
(3)	Please see the table below for more information on the other compensation paid to our named executive officers in 2009.
(4)	Mr. Spurling became a named executive officer in 2009; therefore, compensation is not shown for 2008 and 2007.

All Other Compensation.    The following table sets forth details of “All Other Compensation,” as presented above in the Summary Compensation Table.

Name	Auto	Employer 401(k) & ESOP Contrib.	Cell Phone/ PDA	Country Club Dues	Parking	Life Insurance Premium	Dividends	Loan Referral Incentive	Movie Tickets	Health Club	Total
Brian L. Vance	$2,082	$11,915	$2,108	$4,607	$600	$406	$200	$100	$14	$600	$22,632
Donald J. Hinson	—	7,228	180	—	600	356	350	—	14	600	9,328
Gregory D. Patjens	—	6,083	352	—	1,020	400	183	—	14	600	8,652
D. Michael Broadhead	1,389	9,238	1,661	1,840	—	406	205	—	—	—	14,739
David A. Spurling	—	7,769	596	—	1,320	377	523	—	28	—	10,613

Grants of Plan-Based Awards Table

The following table discloses each plan-based award for named executive officers for the year ended December 31, 2009. The named executive officers did not receive any equity incentive plan awards.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)						All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)
Name	Plan	Grant Date	Threshold ($)		Target ($)		Max ($)
(a)		(b)	I		(d)		(e)		(i)	(j)	(k)	(l)
Brian L. Vance	AIP (MIP)	—	NA	(3)	NA	(3)	NA	(3)
Brian L. Vance	LTI	9/29/09							5,000		13.55	67,750
Donald J. Hinson	AIP (MIP)	—	0		11,487		22,974
Donald J. Hinson	LTI	2/26/09								3,000	11.35	6,990
Gregory D. Patjens	AIP (MIP)	—	0		14,784		29,568
Gregory D. Patjens	LTI	2/26/09								3,600	11.35	8,388
D. Michael Broadhead	AIP (MIP)	—	0		NA	(4)	NA	(4)
D. Michael Broadhead	LTI	2/26/09								5,100	11.35	11,883
David A. Spurling	AIP (MIP)	—	0		12,170		24,340
David A. Spurling	LTI	2/26/09								2,400	11.35	5,592

(1)	Represents the threshold, target, and maximum award opportunities under the Management Incentive Plan. No awards were earned in 2009 because corporate goals were not met.
(2)	The stock options were valued using the Black-Scholes option pricing model which used the following assumptions: weighted average risk-free rate of 2.07%, expected term of 5.00 years, expected volatility of 31%, and expected dividend yield of 3.49%.
(3)	As a result of Heritage’s participation in the Treasury’s Capital Purchase Program, it is currently prohibited from paying or accruing any bonus, retention award or incentive compensation to its most highly compensated employee. Mr. Vance was the most highly compensated employee for 2009 and was therefore not eligible for an annual incentive bonus. If Heritage were not prohibited from paying Mr. Vance a bonus, his target bonus opportunity would be 17.5%, or $41,685. His maximum bonus opportunity would be 35%, or $83,370.
(4)	Mr. Broadhead is eligible for a cash incentive based on the performance of Central Valley Bank. In order for participants to be eligible for a payout, Central Valley Bank must achieve $1.6 million in after-tax earnings. The pool is based on 50% of after-tax earnings above $1.6 million with a limit of $100,000 and Mr. Broadhead is eligible for 30%, or $30,000, of the pool.

Stock Compensation Plans

Heritage maintains the 1997 Stock Option and Restricted Stock Award Plan, 1998 Stock Option and Restricted Stock Award Plan, 2002 Incentive Stock Option Plan, Director Nonqualified Stock Option Plan, and Restricted Stock Option Plan and 2006 Incentive Stock Option Plan, Director Nonqualified Stock Option Plan, and Restricted Stock Option Plan. Incentive stock options and restricted stock awards are generally granted to officers of Heritage or its subsidiaries. Nonqualified stock options are generally granted to directors of Heritage or its subsidiaries. At December 31, 2009, the number of incentive stock options, nonqualified stock options and restricted stock awards available for grants were 356,223, 26,719 and 16,372 shares, respectively.

Stock options generally vest ratably over three years and expire five years after they become exercisable which amounts to an average term of seven years. Restricted Stock awards issued have a five-year cliff vesting. Heritage issues new shares to satisfy share option exercises.

Heritage 401(k) ESOP

Effective October 1, 1999, Heritage combined three retirement plans, a money purchase pension plan, a 401k plan, and an employee stock ownership plan at Heritage Bank into one plan called the Heritage Financial Corporation 401(k) Employee Stock Ownership Plan (“KSOP”). Effective April 1, 2002, Heritage approved an amendment of the plan to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). Effective July 1, 2008, Heritage restated the plan to incorporate previously approved plan amendments, to formally comply with EGTRRA and to incorporate certain provisions of the Pension Protection Act of 2006. At that time certain plan eligibility; administration and contribution provisions were changed. The KSOP is a defined contribution retirement plan which provides three features, the 401(k) match, the discretionary and fixed profit sharing contributions and the Employee Stock Ownership Plan.

Outstanding Equity Awards Table

The following table shows the outstanding option awards and unvested stock awards held by the named executive officers as of December 31, 2009.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares That Have Not Yet Vested (#)		Market Value of Shares That Have Not Yet Vested ($) (6)

Brian L. Vance	5,251	—	$11.67	2/19/10
	14,700	—	$20.36	3/20/11	—
	12,600	—	$20.11	3/18/12
	15,750	—	$20.50	2/17/13
	10,500	—	$25.94	4/28/14	10,650	(1)	146,757

Donald J. Hinson	1,840	—	$20.95	8/29/13	3,500	(2)	48,230
	1,200	—	$25.94	4/28/14
	—	3,000	$11.35	2/26/17

Gregory D. Patjens	3,150	—	$20.36	3/20/11
	3,780	—	$20.11	3/18/12	1,825	(3)	25,149
	3,780	—	$20.50	2/17/13
	2,400	—	$25.94	4/28/14
	—	3,600	$11.35	2/26/17

D. Michael Broadhead	2,416	—	$11.67	2/19/10
	4,830	—	$20.36	3/20/11
	5,670	—	$20.11	3/18/12
	5,670	—	$20.50	2/17/13
	3,525	—	$25.94	4/28/14	2,000	(4)	27,560
	—	5,100	$11.35	2/26/17

David A. Spurling	3,150	—	$20.36	3/20/11	2,600	(5)	35,828
	3,780	—	$20.11	3/18/12
	3,780		$20.50	2/17/13
	2,400	—	$25.94	4/28/14
	—	2,400	$11.95	2/26/17

(1)	Reflects 2,000 shares granted on April 28, 2006, 1,650 shares granted on June 20, 2007, 2,000 shares granted on February 28, 2008, and 5,000 shares granted on September 29, 2009. Shares vest as follows: 2,000 on April 28, 2011, 1,650 on June 20, 2012, 2,000 on February 28, 2013, and 5,000 on September 29, 2014.

(2)	Reflects 300 shares granted on June 20, 2007, 2,500 shares granted on July 24, 2007, and 700 shares granted February 28, 2008. Shares vest as follows: 300 on June 20, 2012, 2,500 of July 24, 2012, and 700 on February 28, 2013.
(3)	Reflects 825 shares granted on June 20, 2007, and 1,000 shares granted on February 28, 2008. Shares vest as following: 825 on June 20, 2012, and 1,000 on February 28, 2013.
(4)	Reflects 850 shares granted on June 20, 2007, and 1,150 shares granted on February 28, 2008. Shares vest as follows: 850 on June 20, 2012, and 1,150 on February 28, 2013.
(5)	Reflects 1,000 shares granted on April 28, 2006, 800 shares granted on June 20, 2007, and 800 shares granted on February 28, 2008. Shares vest as follows: 1,000 on April 28, 2011, 800 on June 20, 2012, and 800 on February 28, 2013.
(6)	The market value of restricted stock is the number of shares unvested multiplied by the December 31, 2009 stock price of $13.78.

Option Exercises and Stock Vested

The following table shows the value realized upon exercise of stock options and vesting of stock awards for the named executive officers during the year ended December 31, 2009.

	Option Awards		Stock Awards (1)
Name	Number of Securities Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Brian L. Vance
Donald J. Hinson
Gregory D. Patjens
D. Michael Broadhead (2)	2,415	2,784
David A. Spurling			2,625	52,776

(1)	Reflects restricted stock vested on March 18, 2009 at a stock price of $20.105.
(2)	On March 26, 2009, Mr. Broadhead exercised 2,415 options granted on March 27, 2001 with an exercise price of $9.667.

Potential Payments Upon Termination or Change in Control

This discussion and tables below reflect the estimated amount of compensation that would be paid to each of our named executive officers in the event of various terminations of employment. The values assume a termination date of December 31, 2009. The exact values would need to be calculated upon the actual termination of employment. The calculations generally do not include compensation and benefits the executives receive that are available generally to our employees.

The American Recovery and Reinvestment Act of 2009 (ARRA) prohibits all golden parachute payments (with the exception of benefits already earned or accrued, and payments in the event of a death or disability) for TARP participants. In the tables below, we show both the payments allowed as a TARP participant and potential payments after the Series A Preferred Stock is no longer outstanding.

Compensation and/or Benefits Payable Upon Termination	Term Without Cause by Employer or Term For Good Reason by Employee	Qualifying Termination in Connection with a Change in Control	Termination in the Event of Retirement	Termination in the Event of Disability	Termination in the Event of Death
Brian L. Vance
Cash Severance	238,200	476,400	—	—	—
Intrinsic Value of Unvested Equity (1)	146,757	146,757	146,757	146,757	146,757
TOTAL	384,957	623,157	146,757	146,757	146,757
TOTAL ALLOWABLE UNDER EESA	—	—	—	146,757	146,757

Donald J. Hinson
Cash Severance	—	131,280	—	—	—
Intrinsic Value of Unvested Equity (1)	—	55,520	48,230	48,230	48,230
TOTAL	—	186,800	48,230	48,230	48,230
TOTAL ALLOWABLE UNDER EESA	—	—	—	48,230	48,230

Gregory D. Patjens
Cash Severance	—	295,680	—	—	—
Intrinsic Value of Unvested Equity (1)	—	33,897	25,149	25,149	25,149
TOTAL	—	329,577	25,149	25,149	25,149
TOTAL ALLOWABLE UNDER EESA	—	—	—	25,149	25,149

D. Michael Broadhead
Cash Severance	39,191	470,295	—	—	—
Intrinsic Value of Unvested Equity (1)	—	39,953	27,560	27,560	27,560
TOTAL	39,191	510,248	27,560	27,560	27,560
TOTAL ALLOWABLE UNDER EESA	—	—	—	27,560	27,560

David A. Spurling
Cash Severance	—	139,080	—	—	—
Intrinsic Value of Unvested Equity (1)	—	41,660	35,828	35,828	35,828
TOTAL	—	180,740	35,828	35,828	35,828
TOTAL ALLOWABLE UNDER EESA	—	—	—	35,828	35,828

(1)	The intrinsic value of unvested equity includes the value associated with unvested restricted stock. The value of unvested restricted stock is equal to the stock price on December 31, 2009 ($13.78) multiplied by the number of unvested shares. Under a change in control, the intrinsic value of unvested equity also includes stock options. Only stock options granted in 2009 had intrinsic value. All other unvested stock options were under water and had no intrinsic value as of December 31, 2009.

Employment Agreements and Severance/Change in Control Benefits. The rationale for having employment and severance/change in control agreements in place is to retain the employment of the named executive officers, and the talent, skills, experience and expertise that they provide to Heritage. Retention of the current leadership team is a critical goal of the Board as it protects Heritage and the shareholders, provides stability and the type of skilled leadership needed in the current environment. On September 29, 2009, Heritage entered into compensation modification agreements with its named executive officers. The purpose of making these modifications was to comply with TARP regulations. The modifications apply during the TARP period and apply to each executive during any period of time under which that executive is a named executive officer or most highly compensated employee under the compensation guidelines. The modifications to the agreements included items such as: recovery of incentive compensation (clawbacks), prohibition on golden parachutes or gross-ups, limits on bonuses, incentive compensation, and retention awards, perquisites and expenditures, and noncompetition and noninterference. For more information regarding these modifications, please see the Current Report on Form 8-K, filed by Heritage with the SEC on October 2, 2009.

Employment Agreements.    During 2006, Brian L. Vance executed an employment agreement with Heritage, Heritage Bank and Central Valley Bank. The agreement commenced on October 1, 2006 and will continue until September 30th of each year, after which time the agreement will automatically renew for additional terms of one year each. Subject to specified terms and conditions set forth in the agreement, the agreement may be terminated by either party by giving written notice to the other party at least one year prior to the expiration date of the original term or any renewal term. The agreement provides an annual base salary of not less than $200,000 per year. In addition, the agreement provides for Mr. Vance’s participation in benefit programs generally maintained for senior executives of Heritage including health and disability insurance, participation in retirement plans, stock bonus or stock option plans, memberships in clubs, and an automobile provided by Heritage Bank. The agreement provided that Mr. Vance would be eligible to participate in Heritage’s Management Incentive Plan (or any successor plan) which includes specific performance targets determined on an annual basis by Heritage’s Board of Directors or Compensation Committee.

In March 2007, D. Michael Broadhead executed an employment agreement with Central Valley Bank. The agreement commenced on April 1, 2007 and will continue until March 31st of each year, after which the agreement will automatically renew for additional terms of one year each. Subject to specified terms and conditions set forth in the agreement, the agreement may be terminated by either party by giving written notice to the other party at least 90 days prior to the expiration date of the original term or any extended term. The agreement provides an annual base salary of not less than $148,512 per year. During the term of the agreement, Mr. Broadhead will be eligible to participate in any existing or subsequent management incentive plan of Heritage or its subsidiaries to the same extent as officers with similar responsibilities. Mr. Broadhead’s bonus, if any, will reflect his contribution to the performance of Central Valley Bank during the year. In addition, the agreement provides for Mr. Broadhead’s participation in benefit programs comparable to those offered to other executive officers of Heritage and its subsidiaries, and the use of an automobile for business purposes.

Severance Benefits.    Severance benefits are included in the employment agreements of Messrs. Vance and Broadhead. Mr. Vance’s employment agreement stipulates that if he is terminated without “cause” or he terminates the agreement for “good reason” before the end of the original or any renewal term, a severance benefit will be payable in an amount equal to or greater of his then current annual base salary or the amount of the salary which would otherwise have been paid during the then remaining term of his agreement (the agreement currently expires on September 30, 2010). In such an event, or in the event of termination by reason of his death or disability, all forfeiture provisions regarding restricted stock awards or vesting requirements regarding options shall lapse or be considered completed as of the effective date of termination, and the executive’s rights to exercise vested options will continue for a period of one year after date of early termination.

Mr. Broadhead’s employment agreement stipulates that if his employment is terminated without cause or he terminates his employment for good reason, a severance benefit will be payable in an amount equal to the amount of the salary which would otherwise have been paid during the then remaining term of his agreement (the agreement currently expires on March 31, 2010).

The definition of “cause” within these employment agreements means only (i) willful misfeasance or gross negligence in the performance of the employee’s duties, (ii) conduct demonstrably and significantly harmful to the Company, or (iii) conviction of a felony. The definition of “good reason” generally means assignment of duties inconsistent with position, reduction of the executive’s salary or elimination of any compensation or benefit plan. If Heritage terminates any of the named executive officers for cause, it shall have no obligations to the executive after the date of termination.

Change in Control Benefits.    Change in control benefits are included in the employment agreements of Messrs. Vance and Broadhead, and in the severance agreements of Messrs. Patjens, Hinson and Spurling.

Mr. Vance’s employment agreement stipulates that in the event of a change in control, if he or his employer terminates his employment within 365 days following the date of a change in control, or if he is terminated without cause by the employer within 180 days prior to the public announcement of the change in control, he shall be paid a severance benefit in an amount equal to the greater of two times his then current base annual salary or the amount of such salary which would otherwise have been paid to Mr. Vance during the then remaining term of his agreement, and vesting of all stock options and lapse of all restrictions with respect to restricted stock awards shall occur. The employment agreement provides that in the event Mr. Vance receives an amount under the provisions of the agreements that results in imposition of a tax on the executive under the provisions of the Internal Revenue Code Section 4999 (relating to 20% excise tax on golden parachute payments), the employer is obligated to reimburse him for that amount, exclusive of any tax imposed by reason of receipt of reimbursement under the employment agreement. The current payout estimate would not trigger an excise tax and thus the reimbursement by Heritage is not applicable.

Mr. Broadhead’s employment agreement stipulates that in the event of a change in control, if he or his employer terminates his employment within one year following a change in control, or if his employment is terminated by the employer on or after an announcement of a change in control which occurs within 12 months of his termination, Mr. Broadhead shall be paid a severance benefit in a lump sum amount equal to 36 months of his base salary for the calendar year in which his employment is terminated. However, this would be reduced by any salary paid by the successor after the change in control. In addition, vesting of all stock options and lapse of all restrictions with respect to restricted stock awards shall occur. Mr. Broadhead’s right to receive the change in control payment terminates if, before the change in control transaction closes, he terminates his employment with good reason or the employer terminates his employment for cause. The employment agreement stipulates that the change in control payment will be less than the amount that would cause it to be a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code.

Messrs. Patjens, Hinson and Spurling executed severance agreements with Heritage Bank in 2007. Each agreement stipulates that in the event of a change in control, if (1) termination of the executive’s employment by Heritage without cause or by the executive for good reason within 365 days following the date of change of control, or (2) the executive is terminated without cause by the employer prior to a change in control if such termination occurs at any time from and after 60 days prior to the public announcement by Heritage Bank or any other party of a transaction which will result in a change in control, provided that the effective date of the change in control occurs within 18 months of the executive’s termination, the executive will be entitled to a severance benefit. Mr. Patjens shall be paid a severance payment in an amount equal to two times of his then current annual base salary in addition to all salary and benefits earned through the effective date of his termination. Messrs. Hinson and Spurling shall each be paid a severance payment in an amount equal to his then current annual base salary in addition to all salary and benefits earned through the effective date of his termination. In addition, vesting of all stock options and lapse of all restrictions with respect to restricted stock awards shall occur. The severance agreements stipulate that the severance benefit will be less than the amount that would cause it to be a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Directors Fluetsch, Charneski, Christensen, Ellwanger and Jensen. No members of this Committee were officers or employees of Heritage or any of its subsidiaries during the year ended December 31, 2009, nor were they formerly officers or had any relationships otherwise requiring disclosure.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act, except to the extent Heritage specifically incorporates this report therein, and shall not otherwise be deemed filed under these Acts.

Management is responsible for (1) preparing Heritage’s financial statements so that they comply with generally accepted accounting principles and fairly present the financial condition, results of operations and cash flows; (2) issuing financial reports that comply with the requirements of the SEC; and (3) establishing and maintaining adequate internal control structures and procedures for financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. In furtherance of its role, the Audit Committee has periodic reviews of Heritage’s internal controls and areas of potential exposure, such as litigation matters. The Committee meets at least quarterly and reviews the interim financial results and earnings releases prior to their publication.

The Audit Committee reports as follows with respect to Heritage’s audited financial statements for the year ended December 31, 2009:

•	The Audit Committee has reviewed and discussed the audited financial statements with management;

•

The Audit Committee has discussed with the independent registered public accounting firm, KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and

•

The Audit Committee has, based on its review and discussions with management of the 2009 audited financial statements and discussions with the independent registered public accounting firm, recommended to the Board of Directors that Heritage’s audited financial statements for the year ended December 31, 2009 be included in its Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Respectfully submitted:	Daryl D. Jensen (Chairman) Brian S. Charneski Gary B. Christensen John A. Clees Philip S. Weigand

PROPOSAL 2—APPROVAL OF AN ADVISORY (NON-BINDING)

VOTE ON EXECUTIVE COMPENSATION

As a participant in the TARP Capital Purchase Program, we are required under the ARRA to include in this Proxy Statement and present at the meeting a non-binding shareholder vote to approve the compensation of our executives, as disclosed in this Proxy Statement pursuant to the compensation rules of the SEC. This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of Heritage’s executives as disclosed in this Proxy Statement. The proposal will be presented at the Annual Meeting in the form of the following resolution:

RESOLVED, that the shareholders approve the compensation of the Company’s executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in the Company’s Proxy Statement for the Annual Meeting.

As provided under the ARRA, this vote will not be binding on our Board of Directors and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. Nor will it affect any compensation paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of shareholder value. Our Board of Directors believes that our compensation policies and procedures achieve this objective, and therefore recommends that shareholders vote FOR this proposal.

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT

OF REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit and Finance Committee of the Board of Directors has appointed KPMG LLP as the independent registered public accounting firm to audit Heritage’s financial statements for the year ending December 31, 2010. Although shareholder notification of the appointment of KPMG LLP is not required by our bylaws or otherwise, our Board of Directors are submitting this appointment to shareholders for their ratification at the annual meeting as a matter of good corporate practice. If the appointment of KPMG LLP is not ratified by our shareholders, the Audit and Finance Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of KPMG LLP. Even if the appointment of KPMG LLP is ratified by the shareholders at the annual meeting, the Audit and Finance Committee, in its discretion, may select the selection of a different independent registered public accounting firm at any time during the year.

The Audit and Finance Committee operates under a written charter adopted by the Board of Directors. In fulfilling its oversight responsibility of reviewing the services performed by Heritage’s independent registered public accounting firm, the Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm. The Audit and Finance Committee discussed with KPMG LLP the overall scope and plans for the audit, and the results of the audit for the year ended December 31, 2009. The Committee also reviewed and discussed with KPMG LLP the fees paid, as described below, and determined the fees billed for services was compatible with KPMG LLP maintaining their independence.

A representative of KPMG LLP is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for Heritage for the year ending December 31, 2010.

Audit Fees

The following table sets forth the aggregate fees billed to Heritage by KPMG LLP for professional services rendered for the years ended December 31, 2009 and 2008.

	Years Ended December 31,
	2009	2008
Audit Fees	$312,397	$328,400
Audit-Related Fees (1)	70,783	28,560
Tax Fees	50,065	44,103
All Other Fees (2)	75,815	—

Total	$509,060	$401,063

(1)	Includes costs incurred in relation to the audit of the employee benefit plan.
(2)	Includes costs related to the secondary offering.

Pre-approval Policy

It is the policy of the Audit and Finance Committee to pre-approve all audit and permissible non-audit services to be provided by the registered public accounting firm and the estimated fees for these services. Pre-approval is typically granted by the full Audit and Finance Committee. In considering non-audit services, the Audit and Finance Committee will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent registered public accounting firm and whether the service could compromise the independence of the independent registered public accounting firm. For the year ended December 31, 2009, the Audit and Finance Committee approved all, or 100%, of the services provided by KPMG LLP that were designated as audit fees, audit-related fees, tax fees and all other fees as set forth in the table above.

PROPOSAL FOUR—AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On January 26, 2010, our Board of Directors unanimously adopted a resolution recommending that Heritage’s Articles of Incorporation be amended to increase the number of authorized shares of common stock, having no par value per share, from 15,000,000 shares to 50,000,000 shares (the “Common Stock Amendment”). In the event the Common Stock Amendment is approved by shareholders, Heritage will thereafter execute and submit to the Washington Secretary of State for filing Articles of Amendment of the Articles of Incorporation providing for the Common Stock Amendment. The Common Stock Amendment will become effective at the close of business on the date the Articles of Amendment are accepted for filing by the Washington Secretary of State.

As of the March 8, 2010 record date, there were             shares of common stock issued and outstanding and another             shares of common stock were reserved for issuance upon exercise of options previously granted from Heritage’s stock option plans or issuable under other outstanding stock awards and the Treasury Warrant. While Heritage’s authorized but unissued shares currently available for issuance are sufficient to meet its obligations to deliver shares under these previously granted stock options and stock awards (538,842 shares), and the Treasury Warrant (24,000 shares), after the issuance of shares to meet all such obligations Heritage would have available for future issuance only approximately             shares of common stock should the Common Stock Amendment not be approved by our shareholders.

The Board of Directors believes that it is in Heritage’s best interest to increase the number of authorized but unissued shares of common stock in order to meet Heritage’s possible future business and financing needs as they arise. While management has no current specific plans, agreements or understandings for the issuance of the additional shares, our Board of Directors believes that the availability of these additional shares will provide Heritage with the capability and flexibility to issue common stock for a variety of purposes that the Board of Directors may deem advisable in the future. These purposes could include, among other things, raising additional capital; increasing the capital position of our subsidiary banks; issuing stock for possible acquisition transactions; repaying funds received by Heritage through the Treasury’s Capital Purchase Program should we elect to do so in the future; or for other corporate and business purposes. The additional common shares authorized would be identical in all respects to Heritage’s currently authorized shares of common stock. Heritage’s Articles of Incorporation provide that shareholders shall not have preemptive rights for its capital stock. The determination by our Board of Directors and Heritage’s management that the authorized common stock should be increased took into account the historical and anticipated issuance patterns of Heritage, the potential issuance of stock splits or dividends in the future based on market conditions and the use of authorized shares for additional financing or expansion may be appropriate to enhance shareholder value.

The proposed increase in the number of authorized shares of common stock would give our Board of Directors authority to issue additional shares of common stock from time to time without delay or further action by the shareholders except as may be required by applicable law or the rules of Nasdaq. Subject to its fiduciary duties to shareholders, the Board of Directors would have the authority to issue additional shares in transactions that might discourage, delay or prevent an unsolicited acquisition of control of Heritage or make such an unsolicited acquisition of control of Heritage more difficult or expensive; however, the Board of Directors has no plans to utilize the authorized shares in that manner and is not aware of any effort by any third parties to acquire control of Heritage.

The issuance of additional shares of common stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding common stock, depending on the circumstances, and could dilute a shareholder’s percentage voting power in Heritage. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our Board of Directors intends to take these factors into account before authorizing any new issuance of shares. As noted above, we may repurchase our Series A Preferred Stock and the related Treasury Warrant issued under the Capital Purchase Program with the proceeds from any sale of these additional shares of common stock. If we elect to repurchase the Series A Preferred Stock and the Treasury Warrant, the Treasury Warrant will be repurchased at fair market value. Accordingly, the repurchase of these securities may be at an amount more than our carrying value and, as such, may negatively impact our net income available to shareholders and our earnings per share.

In the event shareholders approve the Common Stock Amendment, Article 4, Section 4.1 of Heritage’s Articles of Incorporation will be amended to increase the number of shares of common stock which Heritage is authorized to issue from 15,000,000 to 50,000,000. The par value of the common stock will remain at no par value per share. Upon effectiveness of the Amendment, the first sentence of Article 4, Section 4.1 of Heritage’s Articles of Incorporation will read as follows:

ARTICLE 4, Shares Authorized, Section 4.1.    The aggregate number of shares which the corporation shall have authority to issue is 50,000,000 common shares with no par value (hereinafter referred to as “the common stock”), and 2,500,000 preferred shares with no par value (hereinafter referred to as “the preferred stock”).

The remaining text of Article 4, Section 4.1 of Heritage’s Articles of Incorporation would remain unchanged.

Approval of the Common Stock Amendment will require the affirmative vote of a majority of the outstanding shares entitled to vote thereon. Proxies received in response to the Board of Director’s solicitation will be voted “FOR” approval of the Common Stock Amendment if no specific instructions are included thereon for this Proposal 4.

The Board of Directors recommends a vote “FOR” the amendment of the Articles of Incorporation to increase the number of authorized shares of common stock.

PROPOSAL FIVE—ADOPTION OF THE HERITAGE FINANCIAL CORPORATION

2010 OMNIBUS EQUITY PLAN

General

On February 25, 2010, our Board of Directors unanimously adopted, subject to shareholder approval, the Heritage Financial Corporation 2010 Omnibus Equity Plan (the “2010 Omnibus Equity Plan”). The 2010 Omnibus Equity Plan allows the use of a broad range of equity based compensation arrangements. We believe that the 2010 Omnibus Equity Plan will support our objective of paying for performance and aligning management’s interests with those of shareholders.

The 2010 Omnibus Equity Plan will allow us to grant stock options, stock appreciation rights (“SARs”), restricted stock, restricted performance stock, unrestricted stock or performance unit awards to directors, officers and other employees of Heritage and its subsidiaries. The plan will become effective as of the date it is approved by the shareholders. If the plan is approved and awards are granted, it will have a dilutive effect on Heritage’s shareholders and will impact its net income and shareholders’ equity, although the actual results cannot be determined until the plan is implemented.

We presently maintain the 1997, 1998, 2002 and 2006 stock option plans for the benefit of participating directors, officers and employees. As of December 31, 2009, 399,314 shares were available for the grant of options under these existing plans. However, upon shareholder approval of the 2010 Omnibus Equity Plan, no more options will be granted under these existing plans. We believe that a comprehensive stock compensation program is an important element of our overall incentive compensation strategy and the adoption of the 2010 Omnibus Equity Plan will assist us in meeting the objectives of that strategy. The 2010 Omnibus Equity Plan authorizes 500,000 shares in connection with awards under the plan. Because our current plans contain 399,314 shares still available for awards, we are authorizing only an additional 100,686 shares for award under the Plan.

The following description of the material terms of the 2010 Omnibus Equity Plan is qualified in its entirety by reference to the terms of the 2010 Omnibus Equity Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Description of the Plan

Purpose.    The purpose of the 2010 Omnibus Equity Plan is to provide financial incentives for selected employees and non-employee directors, thereby promoting the long-term growth and financial success of our Company by attracting and retaining employees and non-employee directors of outstanding ability, strengthening our capability to develop, maintain, and direct a competent management team, providing an effective means for selected employees and non-employee directors to acquire and maintain ownership of our stock, motivating employees to achieve long-range performance goals and objectives, and providing competitive incentive compensation opportunities.

Eligible Individuals.    Directors, officers and employees of our Company and its subsidiaries are eligible to participate in the 2010 Omnibus Equity Plan. As of December 31, 2009, there are 10 directors and approximately 80 non-director officers who are eligible to participate in the plan. The Committee will determine the eligible officers and employees to whom, and the time or times at which, awards will be granted, the number of shares subject to awards to be granted to any eligible employee, the duration of any award or award cycle, and any other terms and conditions of the award, in addition to the terms and conditions contained in the plan. Participation by our directors will be determined by the Board of Directors. Awards made by the Board of Directors shall be subject to the terms and conditions of the plan and to such other terms and conditions consistent with the plan as the Board of Directors deems appropriate. Each award under the plan will be confirmed by and subject to the terms of an award agreement.

There is no requirement that the type, form, amount or terms and conditions of the awards be uniform from individual to individual.

The amount of benefits that will be received or awarded has not been allocated to any individuals or groups and is not presently determinable.

Administration.    The 2010 Omnibus Equity Plan is administered by the Compensation Committee (“Committee”) of the Board of Directors. The Committee has the full power and authority to interpret and administer the plan and to establish and amend rules and regulations for its administration. The Committee’s decisions are final and conclusive. The Committee may accelerate the date on which any option or stock appreciation right may be exercised, the date of termination of the restrictions applicable to a restricted stock award, or the end of a performance period under a performance unit award, if the Committee determines that such action would be in the best interests of the Company and the plan participants.

Authorized Shares.    The maximum number of shares of common stock that may be issued to participants and their beneficiaries under the 2010 Omnibus Equity Plan is 500,000. The maximum number of shares that may be issued as unrestricted stock awards or as restricted stock is limited to 500,000. Shares subject to an award under the plan shall be our Company’s authorized and unissued shares. The closing price of our common stock as of March 8, 2010 was $            .

The shares of common stock that may be issued under the plan will be increased by shares of common stock that are: (a) tendered in payment of the option price of options or the exercise price of other awards; (b) subject to an award which is cancelled (excluding shares subject to an option that cancelled upon the exercise of a related SAR) or terminated without having been exercised or paid; (c) withheld from an award to satisfy an individual’s tax withholding obligations; or (d) acquired by the Company on the open market using the cash proceeds received by the Company from the exercise of options granted under the plan (provided, however, that the limit shall not be increased in respect of any option by the number of shares of common stock greater than the amount of such cash proceeds divided by the fair market value of such stock on the date of exercise). If a SAR is settled in whole or in part in shares of common stock, the available shares under this plan shall be increased by the excess, if any, of the number of shares of common stock subject to the SAR over the number of shares of common stock delivered to the individual upon exercise of the SAR.

In the event of certain types of corporate transactions or restructurings, such as stock splits, mergers, consolidations, separations, spin-offs, reorganizations, liquidations, reorganizations, or other distributions, the Committee (or the board of directors of a surviving entity) shall make adjustments in the aggregate number and kind of shares reserved for issuance under the 2010 Omnibus Equity Plan, in the maximum share limitations upon stock options, incentive stock options, SARs and other awards to be granted to any individual, in the number, kind and option price or exercise price of outstanding stock options and SARs, in the number and kind of shares subject to other outstanding awards granted under the plan, and any other equitable substitutions or adjustments (including relating to performance goals) that Committee (or such board of directors) determine to be appropriate in their sole discretion.

Stock Options.    Stock options may be granted alone or in addition to other awards. Stock options may be “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code) or nonqualified stock options, as designated by the Committee and specified in the option agreement setting forth the terms and provisions of the options. The term of each stock option will be fixed by the Committee but no incentive stock option may be exercised more than 10 years after the date it is granted. The exercise price per share of common stock purchasable under a stock option will be determined by the Committee but may not be less than the fair market value of the common stock on the date of grant. The determination of fair market value will be consistent with Section 409A of the Internal Revenue Code. Options granted under the plan may be repriced, but only if the repricing transaction includes terms, restrictions or conditions that meet the requirements of Section 409A of the Internal Revenue Code.

Except as otherwise provided in the plan, stock options will be exercisable at the time or times and subject to the terms and conditions determined by the Committee and stated in the option award. The Committee may at any time accelerate the exercisability of a stock option. An individual exercising an option may pay the exercise price in cash or, if approved by the Committee, with previously acquired shares of common stock or a combination of cash and stock. The Committee, in its discretion, may allow the cashless exercise of options through the use of a broker-dealer, to the extent permitted by applicable law, or for payment of the exercise price by withholding from the shares issuable upon exercise a number of shares having a fair market value on the date of exercise equal to the aggregate exercise price. The plan contains provisions, which apply unless otherwise determined by the Committee, regarding the vesting and post-termination exercisability of options held by optionees whose employment with us terminates by reason of death, disability, retirement, or otherwise.

Stock Appreciation Rights.    Stock appreciation rights (“SARs”) represent the right to receive payment of an amount equal to the amount by which the fair market value of one share of common stock on the trading day immediately preceding the date of exercise exceeds the exercise price multiplied by the number of shares covered by the SARs. SARs may be exercised only when the fair market value of the stock exceeds the exercise price. The exercise price of a SAR will be no less than the fair market value of a share of common stock as determined on the SAR award date. The determination of fair market value will be consistent with Section 409A of the Internal Revenue Code. The Committee may prescribe the other terms and conditions for the exercise of a SAR, including but not limited to transferability restrictions, and requiring the payment of some or all of the amount to which the individual is entitled to be made in common stock valued at its fair market value on the date of exercise. SARs expire on the date set by the Committee at the time of the award. To the extent not previously exercised, an individual’s SARs will automatically be exercised on the last trading day prior to their expiration, so long as the value of a share of common stock on that date exceeds the fair market value of the common stock on the date of the award.

Restricted Stock.    The 2010 Omnibus Equity Plan authorizes the Committee to grant restricted stock to individuals with such restriction periods as the Committee may designate. The Committee may also provide at the time of grant that restricted stock cannot vest unless applicable performance goals are satisfied.

The provisions of restricted stock awards (including any applicable performance goals) need not be the same with respect to each participant. During the restriction period, the stock certificates evidencing restricted shares shall be held by us. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Restricted stock is forfeited upon the individual’s termination of employment prior to the date set forth in the award agreement, or the breach of any other terms and conditions provided by the Committee and set forth in the award. Other than the vesting and transferability restrictions, and any other restrictions the Committee may impose and which are stated in the award, the participant will have all the rights of a holder of stock holding the class or series of stock that is the subject of the restricted stock award.

Unrestricted Stock.    The 2010 Omnibus Equity Plan authorizes the Committee to make awards of unrestricted common stock to employees on such terms and conditions as the Committee may prescribe. Unrestricted stock awards shall be paid to employees no later than the last date that causes the payment to constitute a short-term deferral that is not subject to Section 409A of the Internal Revenue Code, which is generally no later than two and one-half months after the end of the year in which an employee obtains a legally binding right to the unrestricted stock.

Performance Units.    Performance units may be granted either alone or in addition to other awards granted under the 2010 Omnibus Equity Plan. Performance units may be performance-based stock awards or performance-based cash awards as determined by the Committee. Performance units may be granted subject to the attainment of performance goals. Performance units shall be either paid to employees no later than the last date that causes the payment to constitute a short-term deferral that is not subject to Section 409A of the Internal Revenue Code, which is generally no later than two and one-half months after the end of the year in which an employee obtains a legally binding right to the performance units, or upon such other terms that comply with

Section 409A of the Internal Revenue Code. Except to the extent otherwise provided in the plan or determined by the Committee, all rights to receive cash or stock in settlement of performance units will be forfeited upon termination of an individual’s employment for any reason during the award cycle or before any applicable performance goals are satisfied, or if after the end of the performance period, the Committee determines that the performance goals have not been satisfied.

Performance Goals.    Performance goals relating to the payment or vesting of an award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code will be established by the Committee. The goals will be comprised of specified levels of the performance criteria as the Committee may deem appropriate and consistent with Section 162(m).

For any awards not intended to meet the requirements of Section 162(m) of the Internal Revenue Code, the Committee may establish goals based on other performance criteria as it deems appropriate. The Committee may disregard or offset the effect of any special charges or gains or cumulative effect of a change in accounting in determining the attainment of performance goals. Awards may also be payable when Company performance, as measured by one or more of different performance criteria, as compared to peer companies meets or exceeds an objective criterion established by the Committee.

Termination of Service.    Except as specifically provided in an award agreement or by the change in control provisions of the 2010 Omnibus Equity Plan, the termination of an award recipient’s service with us will have the following effects on awards outstanding following the termination: (a) if the termination is due to the death, disability or retirement of the award recipient, the awards will become fully vested and/or exercisable; (b) in every other case, any awards that are not vested and/or exercisable on the date of termination will immediately terminate and be of no further force and effect; (c) if the recipient’s termination is for any reason other than death, disability, retirement or discharge for cause (as defined in the plan), the recipient’s options or SARs that are exercisable on the date of termination shall be exercisable until the earlier of three months from the date of termination or the expiration date of such option or SAR; (d) upon termination of an award recipient for cause, any unexercised options or SARs of the recipient shall expire immediately and any non-vested restricted stock awarded to such recipient shall be forfeited; (e) upon the award recipient’s death any options or SARs that are then exercisable shall be exercisable by the decedent’s personal representative until the earlier of one year from the date of death or the expiration date of the award; (f) upon termination due to disability, the award recipient may exercise any options or SARs which are exercisable on the date of termination until the earlier of one year from the date of termination or the expiration date of the award; (g) upon termination due to retirement, the award recipient may exercise any options or SARs that are exercisable on the date of retirement until the earlier of one year from the date of termination or the expiration date of the award but, if the recipient dies before exercising all of the options or SARs, the decedent’s personal representative may exercise such remaining options or SARs before the earlier of one year from the date of death or the expiration date of the award; and (h) a performance unit award shall terminate if there is a termination of service of the award recipient before the end of the applicable performance period.

Deferral of Payments.    An award recipient may elect to defer all or a portion of his earned benefit under the plan. Amounts so deferred shall be allocated to a deferred account established for the award recipient under the Company’s Deferred Compensation Plan, provided that the Company’s Deferred Compensation Plan complies with Section 409A of the Internal Revenue Code. A deferral election shall be made in writing in the year prior to the year in which the services are performed that give rise to the grant of the award, or at such later time as may be permitted under Section 409A of the Internal Revenue Code. The amounts earned pursuant to the deferred award and shall be eligible for distribution and payable pursuant to the terms of the Deferred Compensation Plan.

Change in Control.    Unless provided otherwise by the Committee, in the event of a change in control (as defined in the plan), if we are not the surviving corporation and the survivor or acquirer does not assume outstanding awards or substitute equivalent awards, or if the award recipient is terminated without cause, or by the award recipient for good reason (as defined in the plan) within 24 months following a change in control, then all outstanding awards will become immediately exercisable or vested or unrestricted and, in the case of performance awards, will be deemed to be fully earned.

Award recipients with options or SARs which vest in connection with a change in control as described above may exercise their option or SARs at any time within three years after termination of employment.

The Board of Directors or its designee may, in its sole discretion, provide for a cash payment to be made to each award recipient for the outstanding options, restricted stock, restricted performance stock, SARs or performance units (if they have not been deferred) upon the consummation of the change in control, determined on the basis of the fair market value that would be received in such change in control by the holders of the Company’s securities relating to such awards. However, any option intended to be an incentive stock option under Section 422 of the Internal Revenue Code will be adjusted in a manner to preserve ISO status.

Effectiveness, Amendments and Expiration.    The 2010 Omnibus Equity Plan will be effective as of the time it is approved by a majority of the votes cast by our shareholders with respect to its approval. The Board of Directors may at any time amend, suspend, or discontinue the plan but may not impair the rights of a holder of outstanding awards without the holder’s consent except for an amendment made to comply with applicable law, stock exchange rules or accounting rules. No amendment may be made without the approval of our shareholders to increase the shares issuable under the plan, expand the types of awards grantable, materially expand the class of employees eligible to participate, materially change the method of determining the exercise price of options, delete or limit the prohibition of repricing options, extend the expiration date of the plan, or to the extent such approval is required by applicable law or stock exchange rules. The Committee may amend the terms of any outstanding stock option or other award but no such amendment may impair the rights of any holder without the holder’s consent unless the amendment is necessary to cause the plan or award to comply with applicable law, stock exchange rules or accounting rules.

For 24 months following a change in control (as defined in the plan), the plan shall not be terminated unless it is replaced by a comparable long-term incentive plan. During the 24-month period, the plan (or such replacement plan) shall be administered in a manner such that Participants will be provided with long-term incentive awards producing reward opportunities generally comparable to those provided prior to the change in control.

TARP Restrictions.    The Company is currently subject to the applicable requirements of the Emergency Economic Stimulus Act of 2008, as amended from time to time, including but not limited to amendments enacted by the American Recovery and Reinvestment Act of 2009 (generally known as “TARP”), and the regulations and other guidance issued thereunder (collectively referred to as the “TARP Requirements”). For such time as the Company is required to comply with the TARP Requirements, all awards and amounts payable under the plan are subject to and limited by the TARP Requirements, including but not limited to the TARP “clawback” requirements and the TARP restrictions on the payment of bonus and incentive compensation.

Federal Income Tax Consequences.    The following is a summary of the federal income tax rules relevant to participants in the 2010 Omnibus Equity Plan who receive options, based upon the Internal Revenue Code as currently in effect. These rules are highly technical and subject to change in the future. The following summary relates only to the federal income tax treatment of the awards and the state, local and foreign tax consequences may be substantially different.

Stock options granted under the plan may be either nonqualified options or incentive options for federal income tax purposes.

Nonqualified Options.    Generally, the optionee does not recognize any taxable income at the time of grant of a nonqualified option. Upon the exercise of the nonqualified option the optionee will recognize ordinary income, equal to the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price, and will be subject to wage and employment tax withholding on that amount. We will generally be entitled to a deduction equal to such ordinary income at the time that the employee recognizes such income. The optionee will have a capital gain or loss upon the subsequent sale of the stock in an amount equal to the sale price less the fair market value of the common stock on the date of exercise. The capital gain or loss will be long-term or short-term depending on whether the stock was held for more than one year after the exercise date. We will not be entitled to a deduction for any capital gain realized. Capital losses on the sale of common stock acquired upon an option’s exercise may be used to offset capital gains. Capital losses that cannot be used to offset capital gains may be subjection to the annual deduction limits imposed by the Internal Revenue Code. Capital losses that exceed the annual deduction limits for a year may be carried over and applied in future years.

Incentive Stock Options.    Generally, the optionee will not recognize any taxable income at the time of grant or exercise of an option that qualifies as an incentive option under Section 422 of the Internal Revenue Code. However, the excess of the stock’s fair market value over the exercise price at the time of exercise will be treated as a “preference item” and included in the optionee’s alternative minimum taxable income. This may cause the optionee to be subject to an alternative minimum tax. The optionee will recognize long-term capital gain or loss, measured by the difference between the stock sale price and the exercise price, when the shares are sold.

In order to qualify for the incentive option tax treatment described in the preceding paragraph, the optionee must be employed by us continuously from the time of the option’s grant until three months before the option’s exercise and the optionee must not sell the shares until more than one year after the option’s exercise date and more than two years after its grant date. If the optionee does not satisfy these conditions, the optionee will recognize taxable ordinary income when the optionee sells the shares in an amount equal to the difference between the option exercise price and the lesser of (i) the fair market value of the stock on the exercise date and (ii) the sale price. If the sale price exceeds the fair market value on the exercise date, the excess will be taxable to the optionee as long-term or short-term capital gain depending on whether the optionee held the stock for more than one year. Notwithstanding the foregoing, incentive stock options will not be treated as incentive stock options to the extent that the aggregate fair market value of stock (determined as of the date of grant) with respect to which the options are first exercisable during any calendar year exceeds $100,000. We will not be entitled to any deduction by reason of the grant or exercise of the incentive option or the sale of stock received upon exercise after the required holding periods have been satisfied. If the optionee does not satisfy the required holding periods before selling the shares and consequently recognizes ordinary income, we will be allowed a deduction corresponding to the optionee’s ordinary income.

Withholding Taxes.    Because the amount of ordinary income the optionee recognizes with respect to the receipt or exercise of an award may be treated as compensation that is subject to applicable withholding of federal, state and local income taxes and Social Security taxes, we may require the optionee to pay the amount required to be withheld by us before delivering to the individual any shares or other payment to be received under the plan. Arrangements for payment may include deducting the amount of any withholding or other tax due from other compensation, including salary or bonus, otherwise payable to the individual.

Equity Compensation Plan Information. The following table sets forth information about our equity compensation plans as of December 31, 2009 under which our equity securities are authorized for issuance.

Plan Category:	(a) Number of securities to be issued upon exercise of outstanding options warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders:
1997 Stock Option and Restricted Stock Award Plan	5,264	$—	—
1998 Stock Option and Restricted Stock Award Plan	22,045	16.19	—
2002 Incentive Stock Option Plan	324,816	20.02	40,214
2002 Director Nonqualified Stock Option Plan	50,976	21.92	3,469
2002 Restricted Stock Option Plan	—	—	22
2006 Incentive Stock Option Plan	83,991	16.66	316,009
2006 Director Nonqualified Stock Option Plan	51,750	18.41	23,250
2006 Restricted Stock Option Plan	—	—	16,350

	538,842		399,314

Equity compensation plans not approved by security holders:	none	n/a	none

Total	538,842		399,314

Vote Required.    The adoption of the Heritage Financial Corporation 2010 Omnibus Equity Plan requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting by holders of Heritage common stock. Abstentions will have the same effect as a vote against the proposal. Broker non-votes do not constitute votes cast and therefore will have no effect on the approval of the proposal.

Our Board of Directors unanimously recommends a vote “FOR” approval of the Heritage Financial Corporation 2010 Omnibus Equity Plan.

PROPOSAL SIX—SHAREHOLDER PROPOSAL

Gerald R. Armstrong, 910 Sixteenth Street, No. 412, Denver, Colorado, 80202-2917, telephone number (303) 355-1119, owning 1,600 shares of our common stock, has given notice that he intends to present the following proposal at the annual meeting. The proposal will be voted on only if properly presented at the annual meeting. In accordance with rules of the Securities and Exchange Commission, the text of Mr. Armstrong’s resolution and supporting statement is printed verbatim from his submission and we take no responsibility for them. To ensure that readers can easily distinguish between the materials provided by the proponent and the materials provided by the Company, we have placed a box around materials provided by the proponent.

Shareholder Proposal

RESOLUTION

That the shareholders of HERITAGE FINANCIAL CORPORATION request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

STATEMENT

The current practice of electing only one-third of the directors for three years terms is not in the best interest of the corporation or its shareholders. Eliminating this staggered system increases accountability and gives shareholders the opportunity to express their views on the performance of each director annually. The proponent believes the election of directors is the strongest way that shareholders influence the direction of any corporation and our corporation should be no exception.

As a professional investor, the proponent has introduced the proposal at several corporations which have adopted it. In others, opposed by the board or management, it has received votes in excess of 70% and is likely to be reconsidered favorably.

The proponent believes that increased accountability must be given our shareholders whose capital has been entrusted in the form of share investments especially during these times of great economic challenge.

Arthur Levitt, former Chairman of The Securities and Exchange Commission said, “In my view, it’s best for the investor if the entire board is elected once a year. Without annual election of each director, shareholders have far less control over who represents them.”

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders.

In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

Board of Director’s Statement in Opposition

The Corporate Governance and Nominating Committee, which is comprised entirely of independent directors, regularly considers and evaluates a broad range of corporate governance issues affecting the Company [including whether to maintain the Company’s classified Board structure]. For the reasons set forth below and based on the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to maintain the Company’s current classified Board structure and unanimously recommends that you vote AGAINST this proposal.

The Company’s Articles of Incorporation provide that the Board of Directors is to be divided into three classes with directors elected to staggered three-year terms. Accordingly, approximately one-third of the directors stand for election each year and the majority of the Board can be replaced by shareholders in the course of two annual meetings. We believe that an active, independent, professional board benefits from the classification of our directors.

We believe that the continuity and stability provided by a classified Board structure is particularly valuable during times when the Company is facing significant business challenges. In the face of the almost unprecedented decline in economic conditions during 2009, our directors’ experience with the Company and their ability to focus on the longer-term provided to them by our classified Board structure helped us to take decisive action to reduce costs, strengthen our liquidity and capital structure, and position the Company to capitalize on the economic recovery when it begins. Annual elections of directors may result in a focus on shorter-term business issues and short-term pressure from special interests. This short-term focus may be inconsistent with the long-term well-being of the Company and its shareholders.

A classified board improves the likelihood that, at any given time, a majority of the directors will have experience in the Company’s business and affairs, promoting continuity and stability of the Company’s business strategies and policies. This enables our directors to build on past experience and to plan for a reasonable period into the future. Our Board believes that the continuity and quality of leadership that results from a classified board creates long-term shareholder value and is in the best interests of the Company and its shareholders. A classified board also helps the Company attract and retain highly qualified individuals willing to dedicate the time necessary to understand the Company, its operations and competitive environment. The Company believes that agreeing to serve a three-year term demonstrates a nominee’s commitment to the Company over the long-term. Given the current corporate governance climate in which many qualified individuals are increasingly reluctant to serve on public boards, the Company could also be placed at a competitive disadvantage in recruiting qualified director candidates if their Board service could potentially be only for a one-year period. It also allows for a Board to concentrate on long-term planning and the appropriate use of financial and other resources.

Proponents of declassified boards would have shareholders believe that the declassification of a company’s board of directors is necessary to ensure director independence and accountability. This is false. Your Board is committed to corporate accountability and believes that such accountability depends on the selection of responsible and experienced individuals, not on whether they serve one-year or three-year terms. Our directors are always required to act in the best interests of our shareholders and the Company, in accordance with their ongoing fiduciary duties under applicable Washington law, regardless of the length of their terms. Moreover, shareholders have a variety of tools at their disposal to ensure that directors, including directors who are elected on a classified basis, are accountable to shareholders. These tools include withholding votes from directors who are standing for election, publicity campaigns and meeting with directors to express shareholder concerns. In the Board’s view, the annual election of approximately one-third of the directors provides shareholders with both an orderly and effective means to encourage change and to communicate their views on the performance of the Company and its directors.

The Board also believes that the longer term of office provided by three-year terms, rather than one-year terms, enhances the independence of our non-employee directors. This longer term provides a certain amount of independence from special interest groups and others who may have an agenda contrary to the long-term interests of all shareholders. As a result, the accountability for independent directors will be more closely linked to the long-term implications of their decisions rather than short-term results. Independence may also be enhanced when directors are not concerned about being re-nominated by the Company’s other directors every year. The Board believes that the current classified Board structure strengthens our directors’ ability to act independently and to focus on the long-term interests of the Company and its shareholders.

Furthermore, a classified board helps to protect shareholder value in the face of a coercive takeover attempt. The classified Board structure does not prevent or preclude unsolicited takeover attempts, but it empowers the incumbent Board to negotiate terms to maximize the value of the transaction to all our shareholders. Absent a classified board, a potential acquirer could gain control of the Company by replacing a majority of the Board with its own slate of nominees at a single annual meeting by a simple plurality of the votes cast. In contrast, the presence of a classified board encourages hostile shareholders who may seek to acquire control of Heritage Financial Company to initiate arm’s-length discussions with the Board, which may be in a position to negotiate a higher price or more favorable terms for shareholders or to seek to prevent a takeover that the Board believes is not in the best interest of shareholders. The fact that the entire Board could not be removed in a single proxy fight gives the directors the time and leverage necessary to evaluate the adequacy and fairness of any takeover proposal, consider alternative proposals and ultimately negotiate the best result for all shareholders. Of course, in considering any takeover effort or other significant development concerning the Company, the Board understands that its duty is to protect the interests of all the Company’s shareholders. The Board has always endeavored to discharge that duty to its utmost ability. Eight out of ten of the Board members are independent, non-management directors whose interests are aligned with the shareholders.

Finally, the current classified board provision has been in the Company’s Articles of Incorporation since its inception in August 1997. Passage of the shareholder proposal would not automatically eliminate the Company’s classified board structure. The approval of our Board of Directors and a vote of our shareholders on amending the Company’s Articles of Incorporation would be required to effect this change. Under the Company’s Articles of Incorporation, the affirmative vote of a majority of the Company’s shares outstanding having voting power with respect to such amendment would be required for approval. For the reasons discussed above, the Board, upon the recommendation of the Board Corporate Governance and Nominating Committee (which is comprised entirely of independent directors), has concluded that the Company’s classified Board structure continues to promote the best interests of our shareholders and the Company.

Recommendation of the Board

The Board of Directors recommends that you vote “AGAINST” the shareholder proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors and executive officers, and persons who own more than 10% of Heritage’s common stock to report their initial ownership of the common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC and we are required to disclose in this Proxy Statement any late filings or failures to file. Based solely on our review of the copies of such forms we have received and written representations provided to us by the above referenced persons, we believe that, during the year ended December 31, 2009, all filing requirements applicable to our reporting officers, directors and greater than 10% shareholders were properly and timely complied with, except for Messrs. Christensen and Lyon, who each filed a late Form 4 covering one transaction. Mr. Christensen also filed a late Form 4 as a result of a purchase by a division of his Corporation. In addition, Form 4 filings are delinquent in connection with the granting of nonqualified stock options to Messrs. Charneski, Christensen, Clees, Fluetsch, Jensen, Lyon, Rhodes and Weigand and Ms. Ellwanger on February 26, 2009 and incentive stock options granted to Messrs. Vance, Hinson, Broadhead, Spurling and Patjens for on            .

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at the executive office at 201 Fifth Avenue S.W., Olympia, Washington 98501, no later than November 18, 2010. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act, and as with any shareholder proposal (regardless of whether included in our proxy materials), our Articles of Incorporation and Bylaws.

To be considered for presentation at next year’s annual meeting, although not included in the proxy materials for that meeting, any shareholder proposal must be stated in writing and received by our Secretary at our executive office by not later than the close of business on the 20th day prior to the annual meeting. As specified in the Articles of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including the name and address of each proposed nominee; the principal occupation of each proposed nominee; the total number of shares of Heritage common stock that will be voted for each shareholder proposed nominee; the name and address of the nominating shareholder; and the number of shares of Heritage common stock owned by the nominating shareholder. Heritage’s Board Governance and Nominating Committee, in its discretion, may disregard any nominations that do not comply with the above-listed requirements. Upon the Board Governance and Nominating Committee’s instructions, the vote teller may disregard all votes cast for a nominee if the nomination does not comply with the above-listed requirements.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

We will pay the cost of soliciting proxies. In addition to this mailing, our directors, officers and employees may also solicit proxies personally, electronically or by telephone without additional compensation. In addition, we have engaged Regan & Associates, Inc. to assist in distributing proxy materials and contacting record and beneficial owners of our common stock. We have agreed to pay a fee of $18,750, including out-of-pocket expenses, for these services. We will also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

Our annual report for the year ended December 31, 2009 (including financial statements), has been mailed along with this Proxy Statement to all shareholders of record as of March 8, 2010. The annual report is not to be treated as part of the proxy solicitation material or having been incorporated by reference in this Proxy Statement.

A copy of Heritage’s Form 10-K that was filed with the Securities and Exchange Commission on March 2, 2010 will be provided to you without charge if you are a shareholder of Heritage as of March 8, 2010. Please make your written request to Kaylene M. Lahn, Secretary, Heritage Financial Corporation, 201 Fifth Avenue S.W., Olympia, Washington 98501.

BY ORDER OF THE BOARD OF DIRECTORS

Kaylene M. Lahn
Secretary

Olympia, Washington

March 19, 2010

Appendix A

HERITAGE FINANCIAL CORPORATION

2010 OMNIBUS EQUITY PLAN

THIS PLAN is made this 25th day of February, 2010, by Heritage Financial Corporation (the “Company”).

ARTICLE I

PURPOSE AND EFFECTIVE DATE

1.1 Purpose. The purpose of the Plan is to provide financial incentives for selected Employees and for the non-employee Directors of the Company, thereby promoting the long-term growth and financial success of the Company by (1) attracting and retaining employees, and Directors of outstanding ability, (2) strengthening the Company’s capability to develop, maintain, and direct a competent management team, (3) providing an effective means for selected Employees and non-employee Directors to acquire and maintain ownership of Company stock, (4) motivating Employees to achieve long-range Performance Goals and objectives, and (5) providing incentive compensation opportunities competitive with those of other major corporations.

1.2 Effective Date and Expiration of Plan. The Plan is subject to approval by a majority of the votes cast at the annual meeting of Shareowners to be held on May 5, 2010, or at any adjournment thereof by the holders of shares of Company stock entitled to vote thereon, and, if so approved, should be effective as of such date. Unless earlier terminated by the Board pursuant to Section 13.3, the Plan shall terminate on the tenth anniversary of its Effective Date. No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date.

ARTICLE II

DEFINITIONS

The following words and phrases, as used in the Plan, shall have these meanings:

Award means, individually or collectively, any Option, SAR, Restricted Stock, Restricted Performance Stock, unrestricted Company Stock or Performance Unit Award.

Award Statement means a written confirmation of an Award under the Plan furnished to the Participant.

Board means the Board of Directors of the Company.

Company means the Company and all of its Subsidiaries on and after the Effective Date.

Company Stock means Capital Stock of the Company.

Cause except for purposes of Article XII, with respect to any Participant, means (i) the definition of Cause as set forth in any individual employment agreement applicable to such Participant, or (ii) in the case of a Participant who does not have an individual employment agreement that defines Cause, then Cause means the termination of a Participant’s employment by reason of his or her (1) engaging in gross misconduct that is injurious to the Company, monetarily or otherwise, (2) misappropriation of funds, (3) willful misrepresentation to the directors or officers of the Company, (4) gross negligence in the performance of the Participant’s duties having an adverse effect on the business, operations, assets, properties or financial condition of the Company, (5) conviction of a crime involving moral turpitude. The determination of whether a Participant’s employment was terminated for Cause shall be made by the Company in its sole discretion.

Code means the Internal Revenue Code of 1986, as amended.

Committee means the Compensation Committee of the Board or a subcommittee thereof.

Deferred Account means an account established for a Participant under Section 10.1 and 10.2.

Deferred Compensation Plan means the Company Deferred Compensation Plan.

Director means a member of the Board of Directors of the Company.

Effective Date means the date on which the Plan is approved by the shareowners of the Company, as provided in Section 1.2.

Employee means an employee of the Company.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Fair Market Value means, as of any specified date, an amount equal to the closing price on the NASDAQ of the Company Stock on the specified date or, if no shares of Company Stock have been traded on any such dates, the closing price on the NASDAQ of the Company Stock as reported on the first day prior thereto on which shares of the Company Stock were so traded. If shares of Company Stock are no longer traded on the NASDAQ, Fair Market Value shall be determined in good faith by the Committee using other reasonable means. The definition of “Fair Market Value” shall be determined in a manner consistent with Section 409A, where necessary to avoid the application of Section 409A to any Award granted hereunder.

Fiscal Year means the fiscal year of the Company, which is the 52- or 53-week period ending on December 31.

Incentive Stock Option means an option within the meaning of Section 422 of the Code.

Nonqualified Stock Option means an option granted under the Plan other than an Incentive Stock Option.

Option means either a Nonqualified Stock Option or an Incentive Stock Option to purchase Company Stock.

Option Price means the price at which Company Stock may be purchased under an Option as provided in Section 5.4, or in the case of a SAR granted under Section 5.7, the Fair Market Value of Company Stock on the date the SAR is awarded.

Participant means an Employee or a non-employee Director of the Company or Subsidiary to whom an Award has been made under the Plan or a Transferee.

Performance Goals means goals approved by the Committee pursuant to Section 4.5.

Performance Period means a period of time over which performance is measured.

Performance Unit means the unit of measure determined under Article IX by which is expressed the value of a Performance Unit Award.

Performance Unit Award means an Award granted under Article IX.

Personal Representative means the person or persons who, upon the death, disability, or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or SAR or the right to any Restricted Stock Award or Performance Unit Award theretofore granted or made to such Participant.

Plan means this Company 2010 Omnibus Equity Plan, as amended from time to time.

Predecessor Plans mean the Company 2002 Restricted Stock, 2002 Incentive Stock Option, 2002 Director Non-Qualified and 2006 Director Non-Qualified Stock Option, 2006 Restricted Stock and 2006 Incentive Stock Option Plans.

Restricted Performance Stock means Company Stock subject to Performance Goals.

Restricted Stock means Company Stock subject to the terms and conditions provided in Article VI and including Restricted Performance Stock.

Restricted Stock Award means an Award granted under Article VI.

Restriction Period means a period of time determined under Section 6.2 during which Restricted Stock is subject to the terms and conditions provided in Section 6.3.

Retirement means any normal retirement by a Participant who has attained at minimum age 65 and ten(10) years of employment with the Company or any subsidiary that is applicable to such Participant at the time of the Participants termination.

SAR means a stock appreciation right granted under Section 5.7.

Section 409A means Section 409A of the Code and the regulations and guidance of general applicability issued hereunder.

Shareowners mean the Shareowners of the Company.

Subsidiary means a corporation or other entity the majority of the voting stock of which is owned directly or indirectly by the Company.

Transferee means a person to whom a Participant has transferred his or her rights to an Award under the Plan in accordance with Section 13.1 and procedures and guidelines adopted by the Company.

ARTICLE III

ADMINISTRATION

3.1 Committee to Administer. The Plan shall be administered by the Committee, in accordance with its Charter, as adopted from time to time by the Board of Directors of the Company.

3.2 Powers of Committee.

(a) The Committee shall have full power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its administration. The Committee’s decisions shall be final and conclusive with respect to the interpretation of the Plan and any Award made under it.

(b) Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine those Employees who shall receive an Award, the time or times when such Award shall be made, the vesting schedule, if any, for the Award and the type of Award to be granted, the number of shares to be subject to each Option and Restricted Stock Award, and the value of each Performance Unit.

(c) The Committee shall determine and set forth in an Award Statement the terms of each Award, including such terms, restrictions, and provisions as shall be necessary to cause certain Options to qualify as Incentive Stock Options. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Statement, in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan. The Committee may, in its discretion, accelerate (i) the date on which any Option or SAR may be exercised, (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, or (iii) the end of a Performance Period under a Performance Unit Award, if the Committee determines that to do so will be in the best interests of the Company and the Participants in the Plan.

ARTICLE IV

AWARDS

4.1 Awards. Awards under the Plan shall consist of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, Restricted Performance Stock, unrestricted Company Stock and Performance Units. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Awards under a particular section of the Plan need not be uniform and Awards under two or more sections may be combined in one Award Statement. Any combination of Awards may be granted at one time and on more than one occasion to the same Employee. Awards of Performance Units and Restricted Performance Stock shall be earned solely upon attainment of Performance Goals and the Committee shall have no discretion to increase such Awards. All Awards shall be granted in such manner, and subject to such terms and conditions, as is necessary to avoid the application of Section 409A.

4.2 Eligibility for Awards. An Award may be made to any Employee selected by the Committee. In making this selection and in determining the form and amount of the Award, the Committee may give consideration to the functions and responsibilities of the respective Employee, his or her present and potential contributions to the success of the Company, the value of his or her services to the Company, and such other factors deemed relevant by the Committee. Non-employee Directors are eligible to receive Awards pursuant to Article VII.

4.3 Shares Available Under the Plan.

(a) The Company Stock to be offered under the Plan pursuant to Options, SARs, Performance Unit Awards, and Restricted Stock and unrestricted Company Stock Awards must be Company Stock previously issued and outstanding and reacquired by the Company. Subject to adjustment under Section 13.2, the number of shares of Company Stock that may be issued pursuant to Awards under the Plan (the Section 4.3 Limit) shall not exceed, in the aggregate:

(i)	100,686 shares; plus

(ii)	the number of shares of Company Stock that remain available for issuance under the Predecessor Plan (399,314 shares as of December 31, 2009) as of the date this Plan is approved by Shareowners (increased by any shares of Company Stock subject to any award (or portion thereof) outstanding under the Predecessor Plan on such date which lapses, expires or is otherwise terminated without the issuance of such Company Stock or is settled by delivery of consideration other than Company Stock).

(b) Any shares of Company Stock subject to Options and SARs shall be counted against the Section 4.3 Limit as one share for every one share subject thereto.

(c) The Section 4.3 Limit shall be increased by shares of Company Stock that are (i) tendered in payment of the Option Price of Options or the exercise price of other Awards; (ii) subject to an Award which for any reason is cancelled (excluding shares subject to an Option cancelled upon the exercise of a related SAR) or terminated without having been exercised or paid; (iii) withheld from any Award to satisfy a Participant’s tax withholding obligations or, if applicable, to pay the Option Price of an Option or the exercise price of other Awards or (iv) acquired by the Company on the open market using the cash proceeds received by the Company from the exercise of Options granted under the Plan; provided, however, that the Section 4.3 Limit shall not be increased under this Section 4.3(c)(iv) in respect of any Option by the number of shares of Company Stock greater than (A) the amount of such cash proceeds, divided by (B) the Fair Market Value on the date of exercise. Anything to the contrary in this Section 4.3(c) notwithstanding, if a SAR is settled in whole or in part in shares of Company Stock, the Section 4.3 Limit shall be increased by the excess, if any, of the number of shares of Company Stock subject to the SAR over the number of shares of Company Stock delivered to the Participant upon exercise of the SAR.

4.4 Limitation on Awards. The maximum aggregate dollar value of Restricted Stock and Performance Units awarded to any Employee with respect to a Performance Period or Restriction Period may not exceed $1 million for each fiscal year included in such Performance Period or Restriction Period. The maximum number of shares for which Options may be granted to any Participant in any one fiscal year shall not exceed one million.

4.5 General Performance Goals. At the beginning of a Performance Period, or as early in the Period as is reasonably possible, the Company will establish in writing Performance Goals for the Company and its various operating units and the Committee will approve. The goals will be comprised of specified levels of the performance criteria as the Committee may deem appropriate.

In addition, for any Awards not intended to meet the requirements of Section 162(m) of the Code, the Committee may establish goals based on other performance criteria as it deems appropriate. The Committee may disregard or offset the effect of any special charges or gains or cumulative effect of a change in accounting in determining the attainment of Performance Goals. Awards may also be payable when Company performance, as measured by one or more of the above criteria, as compared to peer companies meets or exceeds an objective criterion established by the Committee.

4.6 Awards in Lieu of Salary or Bonus. The Committee may, in its sole discretion, and on such terms and conditions as the Committee may prescribe, give Participants the opportunity to receive Awards in lieu of future salary, bonus or other compensation. Notwithstanding the foregoing, no Award shall be granted (or payment received in connection therewith) in lieu of salary, bonus or other compensation if (a) such Award (or a payment thereunder would be subject to or violate Section 409A, or (b) such Award shall cause such salary, bonus or other compensation to become subject to Section 409A (unless another document includes provisions that cause the payment of such salary, bonus or other compensation to comply with Section 409A).

ARTICLE V

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1 Award of Stock Options. The Committee may, from time to time, and on such terms and conditions as the Committee may prescribe, award Incentive Stock Options and Nonqualified Stock Options to any Employee.

5.2 Period of Option.

(a) An Option granted under the Plan shall be exercisable only in accordance with the vesting schedule approved by the Committee. The Committee may in its discretion prescribe additional conditions, restrictions or terms on the vesting of an Option, including the full or partial attainment of Performance Goals pursuant to Section 4.5. After the Option vests, the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related Award Statement. Subject to Article XI, the duration of each Option shall not be more than ten years from the date of grant.

(b) Except as provided in Article XI, a Participant may not exercise an Option unless such Participant is then, and continually (except for sick leave, military service, or other approved leave of absence) after the grant of the Option has been, an Employee or Director of the Company.

5.3 Award Statement or Agreement. Each Option shall be evidenced by an Award Statement or an option agreement.

5.4 Option Price, Exercise and Payment. The Option Price of Company Stock under each Option shall be determined by the Committee but shall be a price not less than 100 percent of the Fair Market Value of Company Stock at the date such Option is granted, as determined by the Committee and in compliance with Section 409A.

Vested Options may be exercised from time to time by giving written notice to the Corporate Secretary of the Company, or his or her designee, specifying the number of shares to be purchased. The notice of exercise shall be accompanied by payment in full of the Option Price in cash or the Option Price may be paid in whole or in part through the transfer to the Company of shares of Company Stock in accordance with procedures established by the Committee from time to time. In addition, in accordance with the rules and procedures established by the Committee for this purpose, an Option may also be exercised through a cashless exercise procedure involving a broker or dealer, if applicable, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option Price and/or to satisfy withholding tax obligations related to the Option.

In the event such Option Price is paid in whole or in part, with shares of Company Stock, the portion of the Option Price so paid shall be equal to the value, as of the date of exercise of the Option, of such shares. The value of such shares shall be equal to the number of such shares multiplied by the Fair Market Value of such shares on the trading day coincident with the date of exercise of such Option (or the immediately preceding trading day if the date of exercise is not a trading day). The Company shall not issue or transfer Company Stock upon exercise of an Option until the Option Price is fully paid. The Participant may satisfy any minimum amounts required to be withheld by the Company under applicable federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the shares of Company Stock to be delivered for the payment of such taxes.

5.5 Limitations on Incentive Stock Options. Each provision of the Plan and each Award Statement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Statement thereof that cannot be so construed shall be disregarded.

5.6 Shareowner Rights and Privileges. A Participant shall have no rights as a Shareowner with respect to any shares of Company Stock covered by an Option until the issuance of such shares to the Participant.

5.7 Award of SARs.

(a) The Committee may award to the Participant a SAR related to the Option. The Committee may also award SARs that are unrelated to any Option.

(b) The SAR shall represent the right to receive payment of an amount equal to the amount by which the Fair Market Value of one share of Company Stock on the trading day immediately preceding the date of exercise of the SAR exceeds the Option Price multiplied by the number of shares covered by the SAR.

(c) SARs awarded under the Plan shall be evidenced by an Award Statement or agreement between the Company and the Participant.

(d) The Committee may prescribe conditions and limitations on the exercise or transferability of any SAR. SARs may be exercised only when the value of a share of Company Stock exceeds the Option Price. Such value shall be determined in the manner specified in Section 5.7(b).

(e) A SAR shall be exercisable only by written notice to the Corporate Secretary of the Company or his or her designee.

(f) To the extent not previously exercised, all SARs shall automatically be exercised on the last trading day prior to their expiration, so long as the value of a share of Company Stock exceeds the Option Price, unless prior to such day the holder instructs the Corporate Secretary otherwise in writing. Such value shall be determined in the manner specified in Section 5.7(b).

(g) Payment of the amount to which a Participant is entitled upon the exercise of a SAR shall be made in cash, Company Stock, or partly in cash and partly in Company Stock at the discretion of the Committee. The shares shall be valued in the manner specified in Section 5.7(b).

(h) No SAR shall include terms or conditions that provide for a deferral of compensation other than the deferral of recognition of income until the exercise of the SAR (or otherwise cause the SAR to be subject to Section 409A).

(i)	Each SAR shall expire on a date determined by the Committee at the time of grant.

ARTICLE VI

RESTRICTED STOCK

6.1 Award of Restricted Stock. The Committee may make a Restricted Stock Award to any Employee, subject to this Article VI and to such other terms and conditions as the Committee may prescribe.

6.2 Restriction Period. At the time of making a Restricted Stock Award, the Committee shall establish the Restriction Period applicable to such Award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. Restriction Periods, when established for a Restricted Stock Award, shall not be changed except as permitted by Section 6.3.

6.3 Other Terms and Conditions. Company Stock, when awarded pursuant to a Restricted Stock Award, will be represented in a book entry account in the name of the Participant who receives the Restricted Stock Award, unless the Participant has elected to defer pursuant to Section 10.1. The Participant shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and shall have all other Shareowners rights, with the exception that (i) the Participant will not be entitled to delivery of the stock certificate during the Restriction Period, (ii) the Company will retain custody of the Restricted Stock during the Restriction Period, and (iii) a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award. The Participant may satisfy any amounts required to be withheld by the Company under applicable federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the Restricted Stock Award to be delivered for the payment of such taxes. The Committee may, in addition, prescribe additional restrictions, terms, or conditions upon or to the Restricted Stock Award including the attainment of Performance Goals in accordance with Section 4.5.

6.4 Restricted Stock Award Statement or Agreement. Each Restricted Stock Award shall be evidenced by an Award Statement or an agreement.

6.5 Payment for Restricted Stock. Restricted Stock Awards may be made by the Committee under which the Participant shall not be required to make any payment for the Company Stock or, in the alternative, under which the Participant, as a condition to the Restricted Stock Award, shall pay all (or any lesser amount than all) of the Fair Market Value of the Company Stock, determined as of the date the Restricted Stock Award is made. If the latter, such purchase price shall be paid in cash as provided in the Award Statement.

ARTICLE VII

AWARDS FOR NON-EMPLOYEE DIRECTORS

7.1 Award to Non-Employee Directors. The Board will approve the compensation of non-employee Directors and such compensation may consist of Awards under the Plan. The Board retains the discretionary authority to make Awards to non-employee Directors. All such Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Board deems appropriate. The Board may, in its sole discretion, subject to such terms and conditions as the Board may prescribe, give non-employee Directors the opportunity to receive an Option Award in lieu of future cash compensation or other types of Awards.

7.2 No Right to Continuance as a Director. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board, or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Board to nominate any Director for reelection by the Company's Shareowners or (ii) to be evidence of any agreement or understanding, express or implied, that the Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

ARTICLE VIII

UNRESTRICTED COMPANY STOCK AWARDS FOR EMPLOYEES

8.1 The Committee may make awards of unrestricted Company Stock to Employees in recognition of outstanding achievements, as an additional award for Employees who receive Restricted Stock Awards when Performance Goals are exceeded, or as a form of compensation. Such awards shall be paid to Employees no later than the last date that causes the payment to constitute a short-term deferral that is not subject to Section 409A (i.e., generally, no later than 2 1/2 months after the end of the year in which an Employee obtains a legally binding right to such award).

ARTICLE IX

AWARD OF PERFORMANCE UNITS

9.1 Award of Performance Units. The Committee may award Performance Units to any Employee. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value of the Performance Unit, determined in the manner established by the Committee at the time of Award.

9.2 Performance Period. At the time of each Performance Unit Award, the Committee shall establish, with respect to each such Award, a Performance Period during which performance shall be measured. There may be more than one Performance Unit Award in existence at any one time, and Performance Periods may differ.

9.3 Performance Measures. Performance Units shall be awarded to a Participant and earned contingent upon the attainment of Performance Goals in accordance with Section 4.5.

9.4 Performance Unit Value. Each Performance Unit shall have a maximum dollar value established by the Committee at the time of the Award. Performance Units earned will be determined by the Committee in respect of a Performance Period in relation to the degree of attainment of Performance Goals. The measure of a Performance Unit may, in the discretion of the Committee, be equal to the Fair Market Value of one share of Company Stock.

9.5 Award Criteria. In determining the number of Performance Units to be granted to any Participant, the Committee shall take into account the Participant’s responsibility level, performance, potential, cash compensation level, other incentive awards, and such other considerations as it deems appropriate.

9.6 Payment. (a) Following the end of Performance Period, a Participant holding Performance Units will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the Performance Goals for such Performance Period, as determined by the Committee.

(b) Payment of Performance Units shall be made in cash, whether payment is made at the end of the Performance Period or is deferred pursuant to Section 10.1, except that Performance Units which are measured using Company Stock shall be paid in Company Stock. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee. Employees shall be paid their Performance Units no later than the last date that causes the payment to constitute a short-term deferral that is not subject to Section 409 (i.e., generally, no later than 2 1/2 months after the end of the year in which an Employee obtains a legally binding right to the Performance Units), unless the Award includes terms that comply with Section 409A.

9.7 Performance Unit Award Statements or Agreements. Each Performance Unit Award shall be evidenced by an Award Statement or agreement.

ARTICLE X

DEFERRAL OF PAYMENTS

10.1 Election to Defer. A Participant may elect to defer all or a portion of any related earned Performance Units, Restricted Stock, unrestricted Company Stock or gain on any exercised Option or SAR pursuant to the terms of the Deferred Compensation Plan, if available. The value of the Performance Units, Restricted Stock, unrestricted Company Stock or Option or SAR gain so deferred shall be allocated to a Deferred Account established for the Participant under the Deferred Compensation Plan. No deferral shall be allowed under this Article X unless the Deferred Compensation Plan is in formal and operational compliance with Section 409A.

10.2 Form of Deferral Election: A Participant may (pursuant to the Deferred Compensation Plan) elect to defer amounts earned through Performance Units, Restricted Stock, unrestricted Company Stock, Option, and/or

SAR by submitting a written election, in a form acceptable to the Company, in the year prior to the year in which the services are performed that give rise to the grant of such Performance Units, Restricted Stock, unrestricted Company Stock, Option, and/or SARs (the “Service Year”), or at such later time as may be permitted under Section 409A. After the first day of the Service Year, the election shall be irrevocable and may not be subsequently modified in any respect, except as may be permitted by Section 409A. The amounts earned pursuant to Performance Units, Restricted Stock, unrestricted Company Stock, Option, and/or SARs shall be credited to the Participant's account in the Company's Deferred Compensation Plan and shall only be eligible for distribution (and payable) pursuant to the terms and conditions of the Deferred Compensation Plan.

ARTICLE XI

GENERAL TERMINATION PROVISIONS

11.1 Termination of Employment. Subject to Article XII, the following provisions will govern the ability of a Participant to exercise any outstanding Options, SARs, Restricted Stock, or Performance Units following the Participant’s termination of employment with the Company unless the Committee determines otherwise with respect to any individual Option, SAR, Restricted Stock, or Performance Unit.

(a) If the employment of a Participant with the Company is terminated for reasons other than (i) death, (ii) discharge for Cause, (iii) retirement(as defined by the Plan)or (iv) resignation, such Participant’s outstanding SARs or Options may be exercised at any time within one year after such termination, to the extent of the number of shares covered by such Options or SARs which were exercisable at the date of such termination; except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR.

(b) If the employment of a Participant with the Company is terminated for Cause, any Options or SARs of such Participant (whether or not then exercisable) shall expire and any rights thereunder shall terminate immediately. Any non-vested Restricted Stock Awards of such Participant shall immediately be forfeited and any rights thereunder shall terminate.

(c) If the employment of a Participant is terminated due to resignation, such Participant’s outstanding Options or SARs may be exercised at any time (by himself or his Personal Representative in the event of his subsequent death) within three months of such resignation to the extent that the number of shares covered by such Options or SARs were exercisable at the date of such resignation, except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR.

(d) Should a Participant die while actively employed by the Company but prior to the vesting of his or her outstanding Options, SARs, or Restricted Stock any installment or installments not then exercisable shall become fully exercisable and vested as of the date of the Participant’s death and the SARs or Options may be exercised by the Participant’s Personal Representative at any time within one year after the Participant’s death.

(e) Should a Participant who has retired die prior to exercising all of his or her outstanding Options or SARs then such Options or SARs may be exercised by the Participant’s Personal Representative at any time within one year after the Participant’s death.

(f) Subject to Article XII, a Performance Unit Award shall terminate for all purposes if the Participant does not remain continuously in the employ of the Company at all times during the applicable Performance Period, except as may otherwise be determined by the Committee. In the event that a Participant holding a Performance Unit ceases to be an employee of the Company following the end of the applicable Performance Period but prior to full payment according to the terms of the Performance Unit Award, the Performance Unit Award shall terminate.

(g) If the Participant’s Termination is due to Disability, all of the Participant’s outstanding Options, SARs or Restricted Stock Awards shall become fully vested and, if applicable, exercisable. If the Participant’s

Termination is due to Retirement, and they have reached a minimum of age 65 and ten(10) years of service, all of the participants outstanding Options, SARs or Restricted Stock Awards shall become fully vested and, if applicable, exercisable.

(h) Upon a Termination due to the Participant’s Disability or Retirement as defined by the Plan, any SARs or Options that are then exercisable may be exercised by the Participant at any time before the earlier of (i) one year after the date of such Termination or (ii) the expiration date of the Award; provided, however, that an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Code.

(i)	Subject to Article XII, a Performance Unit Award shall terminate for all purposes if the Participant Terminates at any time during the applicable Performance Period, except as may otherwise be determined by the Committee. In the event that a Participant holding a Performance Unit Terminates following the end of the applicable Performance Period but prior to full payment according to the terms of the Performance Unit Award, the Performance Unit Award shall terminate except when the termination event is due to death, Disability or Retirement.

ARTICLE XII

CHANGE IN CONTROL OF THE COMPANY

12.1 Contrary Provisions. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article XII shall govern and supersede any inconsistent terms or provisions of the Plan.

12.2 Definitions.

(a) Change in Control. For purposes of the Plan, Change in Control shall mean any of the following events:

(i)	The acquisition in one or more transactions by any Person (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding voting securities (the Voting Securities), provided, however, that for purposes of this Section 12.2(a), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person’s Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

(ii)	The individuals who, are members of the Board (the Incumbent Board), cease for any reason to constitute more than fifty percent of the Board; provided, however, that if the election, or nomination for election by the Company’s Shareowners, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(iii)	The consummation of a merger or consolidation involving the Company if the Shareowners of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation; or

(iv)	Approval by Shareowners of the Company of a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

(v)	Acceptance of Shareowners of the Company of shares in a share exchange if the Shareowners of the Company, immediately before such share exchange, do not own, directly or indirectly immediately following such share exchange, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries, or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the Shareowners of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the Subject Person) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

Notwithstanding anything contained in this Plan to the contrary, if a Participant’s employment is terminated by the Company without Cause within one year prior to a Change in Control and such termination (i) was at the request of a third party who effectuates a Change in Control or (ii) otherwise occurred in connection with or in anticipation of, a Change in Control, then for purposes of this Article XII only, the date of a Change in Control shall mean the date immediately prior to the date of such Participant’s termination of employment.

(b) Cause. For purposes of this Article XII only, with respect to any Participant, (i) Cause shall be defined as set forth in any individual agreement applicable to a Participant, or (ii) in the case of a Participant who does not have an individual agreement that defines Cause, then Cause shall mean the termination of a Participant’s employment by reason of his or her (A) conviction of a felony or (B) engaging in conduct which constitutes willful gross misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. No act, nor failure to act, on the Participant’s part, shall be considered willful unless he or she has acted, or failed to act, with an absence of good faith and without a reasonable belief that his or her action or failure to act was in the best interest of the Company.

12.3 Effect of Change in Control on Certain Awards.

(a) If the Company is not the surviving corporation following a Change in Control, and the surviving corporation following such Change in Control or the acquiring corporation (such surviving corporation or acquiring corporation is hereinafter referred to as the Acquiror) does not assume the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all such Awards shall become immediately and fully exercisable (or in the case of Restricted Stock, fully vested and all restrictions will immediately lapse). In the case of Restricted Performance Stock and Performance Units, the target payout opportunities under all outstanding Awards of Restricted Performance Stock and Performance Units shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change in Control. In addition, the Board or its designee may, in its sole discretion, provide for a cash payment to be made to each Participant for the outstanding Options, Restricted Stock, Restricted Performance Stock, SARs or Performance Units (but not any outstanding Options, Restricted Stock, Restricted Performance Stock, SARs, or Performance Units that have been deferred subject to Article X) upon the consummation of the Change in Control, determined on the basis of the fair market value that would be received in such Change in Control by the holders of the Company’s securities relating to such Awards. Notwithstanding the foregoing, any Option intended to be an Incentive Stock Option under Section 422 of the Code shall be adjusted in a manner to preserve such status.

(b) If the Company is the surviving corporation following a Change in Control, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all such Awards or such substitutes therefore shall remain outstanding and be governed by their respective terms and the provisions of the Plan.

(c) If (i) the employment of a Participant with the Company is terminated (A) without Cause (as defined in Section 12.2(b)) or (B) by the Participant for Good Reason, in either case within twenty-four (24) months following a Change in Control, and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units shall become immediately and fully exercisable (or in the case of Restricted Stock, fully vested and all restrictions will immediately lapse). In the case of Restricted Performance Stock and Performance Units the target payout opportunities under all outstanding Awards of Restricted Performance Stock and Performance Units shall be deemed to have been fully earned based on targeted performance being attained.

(d) If (i) the employment of a Participant with the Company is terminated for Cause within twenty-four (24) months following a Change in Control and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock, or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then any Options or SARs of such Participant shall expire, and any non-vested Restricted Stock, Restricted Performance Stock or Performance Units shall be forfeited, and any rights under such Awards shall terminate immediately.

(e) Outstanding Options or SARs which vest in accordance with Section 12.3, may be exercised by the Participant in accordance with Article XI; provided, however, that a Participant whose Options or SARs become exercisable in accordance with Section 12.3(c) may exercise a SAR or an Option at any time within three years after such termination, except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR, provided, further that any Participant who is eligible to retire at the date of such termination (or during any period during which such Participant receives severance payments) may exercise his or her Options or SARs in accordance with Article XI), and provided, further, that in the event of a Participant’s death after such termination the exercise of Options and SARs shall be governed by Article XI.

12.4 Amendment or Termination. (a) This Article XII shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of any Participant under the Plan.

(b) For a period of twenty-four (24) months following a Change in Control, the Plan shall not be terminated (unless replaced by a comparable long-term incentive plan) and during such period the Plan (or such replacement plan) shall be administered in a manner such that Participants will be provided with long-term incentive awards producing reward opportunities generally comparable to those provided prior to the Change in Control. Any amendment or termination of the Plan prior to a Change in Control which (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, shall be null and void and shall have no effect whatsoever.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1 Limits as to Transferability.

(a) The Committee, may, in its discretion, permit a Nonqualified Stock Option to be transferred by the Participant, subject to such terms and conditions as the Committee shall specify. Any Nonqualified Stock Option so transferred may not be subsequently transferred by the Transferee except by will or the laws of descent and distribution. Such transferred Nonqualified Stock Option shall continue to be governed by and subject to the terms and conditions of the Plan and the corresponding Award Statement.

(b) Incentive Stock Options shall not be transferable by the Participant other than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant. Notwithstanding the previous sentence, the Committee may in its discretion permit the transfer of an Incentive Stock Option by the Participant to a trust if, under Section 671 of the Code and applicable state law, the Participant is the sole beneficial owner of such Incentive Stock Option while it is held in trust.

(c) Unless otherwise provided by the Committee, no SAR (except for any SAR issued in tandem with an Option), share of Restricted Stock, or Performance Unit under the Plan shall be transferable by the Participant other than by will or the laws of descent and distribution.

(d) Any transfer contrary to this Section 13.1 will nullify the Option, SAR, Performance Unit, or share of Restricted Stock.

(e) The Committee may permit the transfer of an Option, SAR, Performance Unit or Restricted Stock pursuant to a domestic relations order that meets the requirements of Section 414(p)(1)(B) of the Code and which specifically provides for the disposition of the property at issue.

13.2 Adjustments Upon Changes in Stock. In case of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments may be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in Deferred Accounts and in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the price per share subject to outstanding Options or which may be issued under outstanding Restricted Stock Awards or pursuant to unrestricted Company Stock Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan, subject to Article XII, to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis, including modifications of Performance Goals and changes in the length of Performance Periods. Any such adjustments made by the Committee pursuant to this Section 13.2 shall be conclusive and binding for all purposes under the Plan.

13.3 Amendment, Suspension, and Termination of Plan.

(a) The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without Shareowner approval, (i) except as provided in Section 13.2, increase the number of shares of Company Stock which may be issued under the Plan, (ii) expand the types of awards available to Participants under the Plan, (iii) materially expand the class of employees eligible to participate in the Plan, (iv) materially change the method of determining the exercise price of Options; (v) delete or limit the provision in Section 5.4 prohibiting the repricing of Options; or (vi) extend the termination date of the Plan. No such amendment, suspension, or termination shall materially adversely alter or impair any outstanding Options, SARs, shares of Restricted Stock, or Performance Units without the consent of the Participant affected thereby.

(b) The Committee may amend or modify any outstanding Options, SARs, Restricted Stock Awards, or Performance Unit Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to award such Options, SARs, Restricted Stock Awards, or Performance Unit Awards as so modified or amended, including without limitation, to change the date or dates as of which such Options or SARs may be exercised, to remove the restrictions on shares of Restricted Stock, or to modify the manner in which Performance Units are determined and paid.

13.4 Nonuniform Determinations. The Committee’s determinations under the Plan, including without limitation, (i) the determination of the Employees to receive Awards, (ii) the form, amount, and timing of such Awards, (iii) the terms and provisions of such Awards and (iv) the Award Statements evidencing the same, need not be uniform and may be made by it selectively among Employees who receive, or who are eligible to receive, Awards under the Plan, whether or not such Employees are similarly situated.

13.5 General Restriction. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Company Stock subject or related thereto upon any securities exchange or under any state or federal law (ii) the consent or approval of any government or regulatory body, or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

13.6 No Right To Employment. None of the actions of the Company in establishing the Plan, the action taken by the Company, the Board, or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Company to retain any person in the employ of the Company, or (ii) to be evidence of any agreement or understanding, express or implied, that the person has a right to continue as an employee for any period of time or at any particular rate of compensation.

13.7 Governing Law. The provisions of the Plan shall take precedence over any conflicting provision contained in an Award Statement. All matters relating to the Plan or to Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Washington without regard to the principles of conflict of laws.

13.8 Trust Arrangement. All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company resulting in the Participants having no greater rights than the Company's general creditors; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

13.9 Indemnification of Board and Committee. Indemnification shall be in accordance with the Code of Regulations as amended by the Shareholders from time to time.

13.10 Global TARP Limitation. Notwithstanding anything herein to the contrary, during such time as the Company or any Subsidiary shall be subject to the applicable requirements of the Emergency Economic Stimulus

Act of 2008, as amended from time to time, including but not limited to amendments enacted by the American Recovery and Reinvestment Act of 2009, as such requirements are implemented by rules, regulations or other guidance as may be issued by the U.S. Treasury Department from time to time, including, but not limited to, the interim final rule (74 FR 28394) entitled “TARP Standards for Compensation and Corporate Governance” as published by the Treasury Department in the Federal Register on June 15, 2009, as amended from time to time (collectively referred to as the “TARP Requirements”), and for such time thereafter as required to comply with the TARP Requirements, all amounts payable hereunder shall be subject to and limited by the TARP Requirements. By accepting any Award hereunder, a Participant hereby voluntarily waives any claim against the Company for any changes, modification, restrictions, prohibitions, rescissions, reductions, or repayments that are required to comply with the TARP Requirements. This waiver includes all claims the Participant may have under the laws of the United States or any state or locality related to the requirements imposed by the TARP Requirements, including, without limitation, a claim for any compensation, benefit, or other payments the Participant would otherwise receive.

13.11 Global 409A Limitation. Notwithstanding anything herein to the contrary, no Award shall be granted under the Plan that would be subject to Section 409A, and the Plan and all Awards granted hereunder shall be administered and interpreted consistent with that intent. By accepting any Award hereunder, a Participant hereby voluntarily waives any claim against the Company for any violation of Section 409A that occurs in good faith.

REVOCABLE PROXY

HERITAGE FINANCIAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

MAY 5, 2010

The undersigned hereby appoints Daryl D. Jensen and Donald V. Rhodes, and each of them, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of common stock of Heritage Financial Corporation (the “Company” or “Heritage”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the Phoenix Inn Suites, 417 Capitol Way N., Olympia, Washington, on Wednesday May 5, 2010, at 10:30 a.m., local time, and at any and all adjournments thereof, as follows:

FOR ALL
	The Heritage Board of Directors recommends that you vote FOR the following	FOR	WITHHELD	EXCEPT
nominees:

1.	Election as director of the nominees listed below for a three-year term (except as marked to the contrary below).	☐	☐	☐

Brian S. Charneski
Peter N. Fluetsch
Brian L. Vance

INSTRUCTION: To withhold authority to vote
for any individual nominee, mark “For All Except” and
write that nominee’s name in the space provided below.

The Heritage Board of Directors recommends that you vote FOR the following proposals:
		FOR	AGAINST	ABSTAIN
2.	Approval of an advisory (nonbinding) vote on executive compensation.	☐	☐	☐

3.	Ratification of the appointment of KPMG LLP as Heritage’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐

4.	Amendment of Heritage’s Articles of Incorporation to increase the authorized number of shares of common stock from 15,000,000 to 50,000,000 shares.	☐	☐	☐

5.	Adoption of the Heritage Financial Corporation 2010 Omnibus Equity Plan	☐	☐	☐

The Heritage Board of Directors recommends that you vote AGAINST the following proposal:

6.	A shareholder proposal regarding the declassification of the Board of Directors.	☐	☐	☐

In their discretion, upon such other matters as may properly come before the meeting.

This proxy also provides voting instructions to the trustees of the Heritage Financial Corporation 401(k) Employee Stock Ownership Plan for participants with shares allocated to their accounts.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the election of the nominees listed in Proposal 1, FOR Proposals 2, 3, 4, and 5, and AGAINST Proposal 6. If any other business is presented at such meeting, this proxy will be voted by the Board of Directors in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the annual meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of the Company at the annual meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated March 19, 2010, and the 2009 Annual Report to Shareholders.

Dated: , 2010

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.